                                                                 EXHIBIT (10)(v)
                                                                 PS GROUP, INC.
                                                 1993 Annual Report on Form 10-K



                            ASSET PURCHASE AGREEMENT

                                  by and among

              USTRAVEL SYSTEMS INC., CERTAIN OF ITS SUBSIDIARIES,

                                 PS GROUP, INC.

                                      and

                             MTH ACQUISITION CORP.



                                 MARCH 14, 1994

                               TABLE OF CONTENTS

                                                                            PAGE
1.   Definitions..........................................................    1
     (a)  the term "to the knowledge of"..................................    1
     (b)  the term "set forth on the Closing Balance Sheet"...............    2
     (c)  "Action"........................................................    2
     (d)  "Additional Assumed Obligations"................................    2
     (e)  "Affiliate".....................................................    2
     (f)  "Agency Franchisees"............................................    2
     (g)  "Airline Identification Plates".................................    2
     (h)  "Annual Statements".............................................    2
     (i)  "ARC"...........................................................    2
     (j)  "ARC Handbook"..................................................    2
     (k)  "ARC Traffic Documents".........................................    2
     (l)  "Assumed Contracts".............................................    2
     (m)  "Assumed Obligations"...........................................    2
     (n)  "Benefit Plan"..................................................    2
     (o)  "Business"......................................................    3
     (p)  "Buyer's Chief Financial Officer"...............................    3
     (q)  "Buyer Indemnified Persons".....................................    3
     (r)  "Buyer Losses"..................................................    3
     (s)  "CERCLA"........................................................    3
     (t)  "Closing".......................................................    3
     (u)  "Closing Balance Sheet".........................................    3
     (v)  "Closing Date"..................................................    3
     (w)  "Code"..........................................................    3
     (x)  "Contract Rights"...............................................    3
     (y)  "Employee Notes"................................................    3
     (z)  "Environmental Laws"............................................    3
     (aa) "ERISA".........................................................    3
     (ab) "Excluded Assets"...............................................    4
     (bb) "Excluded Contractual Liabilities...............................    4
     (cc) "Excluded Obligations"..........................................    4
     (dd) "Governmental Authority"........................................    4
     (ee) "Governmental Order"............................................    4
     (ff) "Hazardous Materials"...........................................    4
     (gg) "Holdback Amount"...............................................    4
     (hh) "Installment Note"..............................................    4
     (ii) "Interest Rate".................................................    4
     (jj) "Intellectual Property".........................................    5
     (kk) "Interim Statements"............................................    5
     (ll) "IRS"...........................................................    5
     (mm) "Law"...........................................................    5
     (nn) "Leases"........................................................    5

                                                                           Page
     (oo) "Liabilities"........ ...........................................   5
     (pp) "Liens"..........................................................   5
     (qq) "Material Adverse Effect"........................................   5
     (rr) "Net Interest"...................................................   5
     (ss) "Parent Cash Advance Amount".....................................   6
     (tt) "Permitted Liens"................................................   6
     (uu) "Person".........................................................   6
     (vv) "Principal Employees"............................................   6
     (ww) "Purchased Assets"...............................................   6
     (xx) "Purchased Business".............................................   6
     (yy) "Purchase Price".................................................   6
     (zz) "Receivables"....................................................   6
     (ac) "Schedule".......................................................   6
     (ad) "Seller Cash Advance Amount".....................................   6
     (ae) "Seller Indemnified Persons".....................................   7
     (af) "Seller Losses"..................................................   7
     (ag) "Significant Client".............................................   7
     (ah) "Stipulated Amount"..............................................   7
     (ai) "Stock Purchase Companies".......................................   7
     (aj) "Survival Date"..................................................   7
     (ak) "Tangible Net Worth".............................................   7
     (al) "Tax" or "Taxes".................................................   7
     (am) "Trademark Offices"..............................................   7
     (an) "Unassigned Assets"..............................................   7
     (ao) "Unbooked Receivables"...........................................   7
     (ap) "USTS New York"..................................................   7
     (aq) "Undisclosed Contract"...........................................   8
     (ar) "WARN"...........................................................   8

2.   Transfer of Assets and Related Transactions...........................   8
     (a)  Transfer of Assets...............................................   8
     (b)  Assets Not Being Transferred.....................................  10
     (c)  Instruments of Conveyance and Assumption, Etc. ..................  11
     (d)  Power of Attorney; Right of Endorsement, Etc. ...................  11
     (e)  Further Assurances, Etc. ........................................  12
     (f)  Assignment of Contracts, Rights, Etc. ...........................  12
     (g)  Post-Closing; Access to Information by the Buyer and the Seller..  13

3.   Assumptions by Buyer..................................................  13
     (a)  Liabilities Being Assumed........................................  13
     (b)  Liabilities Not Being Assumed....................................  15

4.   Purchase Price; Closing Balance Sheet; Closing........................  17
     (a)  Purchase Price...................................................  17
     (b)  Payment of the Purchase Price....................................  17

                                                                           Page
     (c)  Preparation and Acceptance of Closing Balance Sheet.............  17
     (d)  Time and Place of Closing.......................................  18

5.   Representations and Warranties of the Seller Parties.................  18
     (a)  Organization of the Parent and the Seller; Qualification of the
          Seller; Solvency of Parent......................................  18
     (b)  Subsidiaries, Stock Purchase Companies and Agency Franchisees...  19
     (c)  Corporate Books and Records; Officers and Directors.............  20
     (d)  Authority.......................................................  20
     (e)  No Conflicts....................................................  20
     (f)  Consents........................................................  21
     (g)  Purchased Assets................................................  21
     (h)  Financial Information; Books and Records........................  21
     (i)  No Undisclosed Liabilities of the Stock Purchase Companies;
          Reserves........................................................  22
     (j)  Receivables.....................................................  22
     (k)  Furniture, Fixtures and Equipment...............................  22
     (l)  Acquired Assets.................................................  22
     (m)  Absence of Changes..............................................  22
     (n)  Compliance with Laws............................................  25
     (o)  Environmental...................................................  25
     (p)  Intellectual Property...........................................  27
     (q)  Tax Matters.....................................................  27
     (r)  Property........................................................  28
     (s)  Insurance.......................................................  29
     (t)  Agreements; Etc. ...............................................  30
     (u)  Litigation, Etc. ...............................................  31
     (v)  Governmental Authorizations.....................................  31
     (w)  Labor Relations; Employees......................................  32
     (x)  Employee Benefit Matters........................................  32
     (y)  Client and Agency Franchisee Relations..........................  34
     (z)  Suppliers.......................................................  34
     (aa) ARC, IATAN, Etc. ...............................................  34
     (bb) Brokers.........................................................  34
     (cc) Related Party Transactions......................................  34
     (dd) Stock Purchase Companies........................................  35
     (ee) Disclosure......................................................  36
     (ff) Rule of Construction............................................  36
     (gg) Stock Purchase Company and USTS New York Balance Sheets.........  36
     (hh) Unbooked Receivables............................................  36
     (ii) Principal Employees.............................................  37
     (jj) Franchisee Litigation...........................................  37
     (kk) Parent Cash Advance Amount......................................  37

                                                                            Page
6.   Representations and Warranties of the Buyer............................  37
     (a)  Organization; Good Standing; Qualification and Power..............  37
     (b)  Authority.........................................................  37
     (c)  Consents..........................................................  37
     (d)  Litigation........................................................  38
     (e)  Brokers...........................................................  38
     (f)  Airlines Reporting Corporation....................................  38
     (g)  Investment Representation.........................................  38

7.   [SECTION 7 INTENTIONALLY OMITTED]......................................  38

8.   [SECTION 8 INTENTIONALLY OMITTED]......................................  38

9.   Post-Closing Agreements of the Parties.................................  38
     (a)  Purchase Price Adjustments........................................  38
     (b)  Allocation of Proceeds............................................  39
     (c)  Obligations of the Seller and the Subsidiaries....................  40
     (d)  Sales Taxes.......................................................  40
     (e)  Employees.........................................................  40
     (f)  Name Changes......................................................  40
     (g)  Additional Post-Closing Adjustments...............................  40
     (h)  Other Taxes.......................................................  41
     (i)  Tax Returns.......................................................  41
     (j)  Miscellaneous Tax Provisions......................................  42
     (k)  Delivery of Property Received After Closing.......................  42
     (l)  Unpaid Expenses...................................................  42
     (m)  Other Unpaid Liabilities..........................................  43
10.  Confidential Information; Non-Competition by the Seller Parties........  43
     (a)  Non-Disclosure....................................................  43
     (b)  Non-Competition...................................................  43
     (c)  Savings Clause; Extraordinary Relief..............................  44
11.  Indemnification........................................................  44
     (a)  Indemnification by the Seller Parties.............................  44
     (b)  Indemnification by the Buyer......................................  46
     (c)  Third Party Claims................................................  47
     (d)  Stipulated Amount.................................................  48
     (e)  Survival..........................................................  48
12.  Miscellaneous..........................................................  48
     (a)  Expenses..........................................................  48
     (b)  Binding Effect; Assignment by the Buyer; Survival.................  48
     (c)  Entire Agreement; Amendments......................................  49
     (d)  Public Announcements..............................................  49

                                                                            Page
     (e)  Severability......................................................  49
     (f)  Dispute Resolution................................................  49
     (g)  Attorneys' Fees...................................................  50
     (h)  Further Action....................................................  50
     (i)  Headings..........................................................  50
     (j)  Notices...........................................................  50
     (k)  Counterparts......................................................  51
     (l)  Governing Law.....................................................  51
     (m)  Pronouns; Construction............................................  51
     (n)  Waivers...........................................................  51
     (o)  Third Parties.....................................................  51

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (this "Agreement") made as of this 14th day of March, 1994 by and among USTravel Systems Inc., a Delaware corporation (the "Seller"), USTS Northwest, Inc., a Washington corporation, USTS Southwest, Inc., a Delaware corporation, USTS Affiliate Corporation, a Delaware corporation, USTS Northeast, Inc., a Delaware corporation, USTS Southeast, Inc., a District of Columbia corporation, USMotivation, Inc., a Delaware corporation (each individually, a "Subsidiary" and collectively "the Subsidiaries"), PS Group, Inc., a Delaware corporation and the majority stockholder of the Seller (the "Parent") and MTH Acquisition Corp., a Delaware corporation (the "Buyer"). The Parent, the Seller and the Subsidiaries are sometimes collectively referred to herein as the "Seller Parties".


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Seller, the Stock Purchase Companies (as defined below), and the Subsidiaries and the Agency Franchisees (as defined below) provide comprehensive travel related services including travel management and travel incentive programs to corporations and retail clients (the "Business"); and

     WHEREAS, the parties hereto desire that the Seller and the Subsidiaries sell to the Buyer and the Buyer purchase from the Seller and the Subsidiaries substantially all of the assets, properties, goodwill, rights and business of the Seller and the Subsidiaries relating to, used in or intended to be used in the Business as a going concern, including, but not limited to all capital stock of the Stock Purchase Companies owned by the Seller Parties (the "Purchased Business"), on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth the parties hereto do hereby agree as follows:


    1.    Definitions.  As used in this Agreement the following terms have the
          -----------
following meanings:

          (a) the term "to the knowledge of" any Person shall mean and include (A) actual knowledge and (B) (except as to matters referred to in Sections 5(o) and 5(hh) hereof) that knowledge which a prudent business Person could have obtained in the management of his business after making due inquiry and after exercising due diligence with respect thereto. With respect to the Seller Parties, the knowledge of any "executive officer" (as such term is defined in Rule 405 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) of the Seller, will be imputed to the knowledge of the Seller Parties.

     (b) the term "set forth on the Closing Balance Sheet" shall mean set forth on the face of the Closing Balance Sheet as opposed to disclosed or referenced in connection with the Closing Balance Sheet.

     (c)  "Action"  means any claim, action, suit, arbitration, inquiry,
           ------
proceeding or investigation by or before any Governmental Authority.

     (d)  "Additional Assumed Obligations"  shall have the meaning assigned to
           ------------------------------
it in Section 3(a) of this Agreement.

     (e)  "Affiliate"  means (i) in the case of an entity, any Person who or
           ---------
which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person (the term "control" for these purposes means the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing or general partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those Persons exercising governing authority over an entity) or (ii) in the case of an individual, such individual's spouse, children, grandchildren or parents or a trust primarily for the benefit of any of the foregoing.

     (f)  "Agency Franchisees"  shall have the meaning assigned to it in Section
           ------------------
5(b)(vi) of this Agreement.

     (g)  "Airline Identification Plates"  shall have the meaning assigned to it
           -----------------------------
in Section 2(e) of this Agreement.

     (h)  "Annual Statements"  shall have the meaning assigned to it in Section
           -----------------
5(h)(i) of this Agreement.

     (i)  "ARC"  means the Airlines Reporting Corporation.
           ---

     (j)  "ARC Handbook"  shall have the meaning assigned to it in Section
           ------------
2(e) of this Agreement.

     (k)  "ARC Traffic Documents"  shall have the meaning assigned to it in
           ---------------------
Section 2(e) of this Agreement.

     (l)  "Assumed Contracts"  shall have the meaning assigned to it in Section
           -----------------
3(a)(ii) of this Agreement.

     (m)  "Assumed Obligations"  shall have the meaning assigned to it in
           -------------------
Section 3(a) of this Agreement.

     (n)  "Benefit Plan"  shall have the meaning assigned to it in Section
           ------------
5(x)(i) of this Agreement.

     (o) "Business"  shall have the meaning assigned to it in the recitals to
          --------
this Agreement.

     (p)  "Buyer's Chief Financial Officer"  shall mean F.W. Webking, Jr.
           -------------------------------

     (q)  "Buyer Indemnified Persons"  shall have the meaning assigned to it in
           -------------------------
Section 11(a) of this Agreement.

     (r)  "Buyer Losses"  shall have the meaning assigned to it in Section
           ------------
11(a) of this Agreement.

     (s)  "CERCLA"  means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act of 1980, as amended through the date hereof.

     (t)  "Closing"  shall have the meaning assigned to it in Section 4(d) of
           -------
this Agreement.

     (u)  "Closing Balance Sheet"  shall have the meaning assigned to it in
           ---------------------
Section 4(c) of this Agreement.

     (v)  "Closing Date"  means March __, 1994.
           ------------

     (w)  "Code"  shall have the meaning assigned to it in Section 5(q) of this
           ----
Agreement.

     (x)  "Contract Rights"  shall have the meaning assigned to it in Section
           ---------------
2(a)(v) of this Agreement.

     (y)  "Employee Notes"  means those obligations of employees of Seller, the
           --------------
Subsidiaries or the Stock Purchase Companies to the extent reflected on the Closing Balance Sheet, regardless of whether such obligations are evidenced in written form.

     (z)  "Environmental Laws"  means any Law in effect on or prior to the date
           ------------------
hereof, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et seq.; the
                                                              ------
Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 6901 et seq.; the Clean
                                                              ------
Water Act, 33 U.S.C. (S)(S) 1251 et seq.; the Toxic Substances Control Act. 15
                                 ------
U.S.C. (S)(S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.;
                   ------                                            -- ---
the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq.; the Atomic Energy
                                                   -------
Act, 42 U.S.C. (S)(S) 2011 et seq.; the Federal Insecticide, Fungicide and
                           ------
Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq.; and the Federal Food, Drug and
                                     ------
Cosmetic Act, 21 U.S.C. (S)(S) 301 et seq.
                                   ------

     (aa)  "ERISA"  shall have the meaning assigned to it in Section 5(x)(i) of
            -----
this Agreement.

     (ab) "Excluded Assets"  shall have the meaning assigned to it in Section
           ---------------
2(b) of this Agreement.

     (bb)  "Excluded Contractual Liabilities"  means any contractual Liability
            ---------------------------------
from any of the Seller Parties to any of the other Seller Parties, and all Liabilities relating to (i) any agreement between any of the Seller Parties and the Principal Employees; (ii) those certain contracts referred to as Contract Numbers 83784, 96370 and 5073 in the letter dated March 2, 1994 from Apollo Travel Services set forth in Section 3(b)(xiv) of the Schedule except to the extent set forth on the Closing Balance Sheet; and (iii) any agreement relating to the acquisition of any other company or business by any of the Seller Parties other than as set forth on the Closing Balance Sheet, including, without limitation, any and all Liabilities arising under or relating to the agreements set forth under the heading "Acquisition Contractual Relationships Summary" in
Schedule 5(t)(xvii); and (iv) any and all Liabilities arising under or relating to any contracts, leases, agreements or commitments assigned to Buyer pursuant to this Agreement to the extent that such Liabilities have accrued prior to and including February 28, 1994, and are not set forth on the Closing Balance Sheet.

     (cc)  "Excluded Obligations"  shall have the meaning assigned to it in
            --------------------
Section 3(b) of this Agreement.

     (dd)  "Governmental Authority"  means any United States federal, state or
            ----------------------
local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

     (ee)  "Governmental Order"  means any order, writ, judgment, injunction,
            ------------------
decree, stipulation, determination or award entered by or with any Governmental Authority.

     (ff)  "Hazardous Materials"  means (a) petroleum and petroleum products,
            -------------------
radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contains polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure which is regulated by any Governmental Authority.

     (gg)  "Holdback Amount"  shall have the meaning assigned to it in Section
            ---------------
4(b) of this Agreement.

     (hh)  "Installment Note"  shall have the meaning assigned to it in Section
            ----------------
4(b)(ii) of this Agreement.

     (ii)  "Interest Rate"  shall have the meaning assigned to it in Section
            -------------
4(b)(i) of this Agreement.

     (jj) "Intellectual Property"  shall have the meaning assigned to it in
           ---------------------
Section 2(a)(vii) of this Agreement.

     (kk)  "Interim Statements"  shall have the meaning assigned to it in
            ------------------
Section 5(h)(i) of this Agreement.

     (ll)  "IRS"  means the Internal Revenue Service.
            ---

     (mm)  "Law"  means any federal, state, local or foreign statute, law,
            ---
ordinance, regulation, rule, code, order, other requirement or code of law.

     (nn)  "Leases"  shall have the meaning assigned to it in Section 5(r) of
            ------
this Agreement.

     (oo)  "Liabilities"  shall mean any and all debts, claims, liabilities and
            -----------
obligations of any kind whatsoever and regardless of whether known or unknown to any of the Seller Parties or to Buyer and regardless of whether disclosure of the same would or would not be required to be made in accordance with generally accepted accounting principles, whether accrued or fixed, absolute or contingent or determined or determinable, including (by way of example and without limitation of the scope of the preceding portion of this sentence) contractual, tort, Tax or any other kind of liability and liabilities arising under any Law, Action or Governmental Order.

     (pp)  "Liens"  shall mean any lien, security interest, mortgage,
            -----
conditional sale, retention of title, adverse claim, preferential arrangement, charge, pledge and other similar encumbrance of any nature whatsoever, or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     (qq)  "Material Adverse Effect"  shall mean any circumstance, change in, or
            -----------------------
effect on the Purchased Business, the Purchased Assets, or the Seller Parties that, individually or in the aggregate with any other circumstances, changes or effects (a) is, or could reasonably be expected to be, materially adverse to the business, operations, assets or Liabilities, prospects, results of operations or the condition (financial or otherwise) of the Seller or the Seller and the Subsidiaries, taken as a whole, or (b) may reasonably be expected to adversely affect the ability of the Seller or any Subsidiary (or after the Closing, the Buyer) to either operate or conduct all or any material portion of the Purchased Business in the manner in which it is currently, or is anticipated to be, operated or conducted or to benefit from the Purchased Assets, taken as a whole.

     (rr)  "Net Interest"  means the net difference obtained by (i) calculating
            ------------
the sum of the interest earned each day (calculated at the Interest Rate) on each and every cash advance by the Parent to the Seller during the period beginning March 1, 1994 up to and including the Closing Date, (ii) calculating the sum of the interest earned each day (calculated at the Interest Rate) on each and every cash advance by the Seller to the Parent during the period beginning March 1, 1994 up to and including the Closing Date, and (iii) subtracting the smaller of the two amounts of interest so earned from the larger of the two such amounts.

     (ss)  "Parent Cash Advance Amount"  means the net amount of cash proceeds,
            --------------------------
if any, advanced by the Parent to the Seller for the period beginning March 1, 1994 up to and including the Closing Date. By way of example, if the Parent shall have advanced $1 million to the Seller on March 1st and the Seller shall have advanced $.5 million to the Parent on March 2nd (and no other cash advances are made by either party prior to and including the Closing Date) the Parent Cash Advance Amount shall be $.5 million.

     (tt)  "Permitted Liens"  shall mean (i) Liens arising by operation of law
            ---------------
in the ordinary course of business that, individually or in the aggregate, are not substantial in character or amount and do not in any material respect detract from, or impair the value or interfere with the use of, any of the Purchased Business or, taken as a whole, the Purchased Assets, (ii) any Lien incidental to an Assumed Obligation to the extent such Lien is expressly disclosed and identified as a Permitted Lien in Section 5(g) of the Schedule and
(iii) any Lien incidental to an Additional Assumed Obligation to the extent the Additional Assumed Obligation is specifically assumed by the Buyer as provided herein.

     (uu)  "Person"  means any individual, partnership, firm, corporation,
            ------
association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     (vv)  "Principal Employees"  shall mean Peter M. Sontag, Ralph Manaker,
            -------------------
James R. Nugent, Jr. and Michael S. Hadlow.

     (ww)  "Purchased Assets"  shall have the meaning assigned to it in Section
            ----------------
2(a) of this Agreement.

     (xx)  "Purchased Business"  shall have the meaning assigned to it in the
            ------------------
recitals to this Agreement.

     (yy)  "Purchase Price"  shall have the meaning assigned to it in Section
            --------------
4(a) of this Agreement.

     (zz)  "Receivables"  shall have the meaning assigned to it in Section
            -----------
2(a)(ii) of this Agreement.

     (ac)  "Schedule"  shall have the meaning assigned to it in Section 2(a)(v)
            --------
of this Agreement.

     (ad)  "Seller Cash Advance Amount" means the net amount of cash proceeds,
            --------------------------
if any, advanced by the Seller to the Parent for the period beginning March 1, 1994 up to and including the Closing Date. By way of example, if the Seller shall have advanced $1 million to the Parent on March 1st and the Parent shall have advanced $.5 million to the Seller on March 2nd (and no other cash advances are made by either party prior to and including the Closing Date) the Seller Cash Advance Amount shall be $.5 million.

     (ae)  "Seller Indemnified Persons"  shall have the meaning assigned to it
            --------------------------
in Section 11(b) of this Agreement.

     (af)  "Seller Losses"  shall have the meaning assigned to it in Section
            -------------
11(b) of this Agreement.

     (ag)  "Significant Client"  shall have the meaning assigned to it in
            ------------------
Section 5(y) of this Agreement.

     (ah)  "Stipulated Amount"  shall have the meaning assigned to it in Section
            -----------------
11(d) of this Agreement.

     (ai)  "Stock Purchase Companies"  shall have the meaning assigned to it in
            ------------------------
Section 2(a)(ix) of this Agreement.

     (aj)  "Survival Date"  shall have the meaning assigned to it in Section
            -------------
11(e) of this Agreement.

     (ak)  "Tangible Net Worth"  means total assets less intangible assets and
            ------------------
total liabilities (excluding liabilities due to the Parent). Intangible assets are defined as goodwill, assigned value of businesses acquired, patents, copyrights, trademarks, commitment fees, arrangement fees and deferred franchise expenses.

     (al)  "Tax" or "Taxes"  means any and all taxes, fees, levies, duties,
            ---      -----
tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

     (am)  "Trademark Offices"  shall have the meaning assigned to it in Section
            -----------------
2(a)(vii) of this Agreement.

     (an)  "Unassigned Assets"  shall have the meaning assigned to it in Section
            -----------------
9(g) of this Agreement.

     (ao)  "Unbooked Receivables"  shall have the meaning assigned to it in
            --------------------
Section 2(a)(ii) of this Agreement.

     (ap)  "USTS New York"  means USTS New York, Inc., a Delaware corporation.
            -------------

     (aq) "Undisclosed Contract"  shall have the meaning assigned to it in
           --------------------
Section 3(a) of this Agreement.

     (ar)  "WARN"  shall have the meaning assigned to it in Section 5(w) of this
            ----
Agreement.

2.   Transfer of Assets and Related Transactions.
     -------------------------------------------

     (a)  Transfer of Assets.  On the terms and subject to the conditions of
          -------------------
this Agreement, at the Closing the Seller and each Subsidiary will, except as provided in Section 2(b) hereof, sell, transfer, convey and assign to the Buyer all the right, title and interest of the Seller and each Subsidiary in and to the assets, properties, rights, goodwill and businesses, of every kind and description, wherever located (as the same exist on the Closing Date), owned, leased, used or held by the Seller and the Subsidiaries in connection with the conduct of the Purchased Business, including, but not limited to, those assets, properties and rights reflected in the Interim Statements and the following:

                (i)  Cash, etc.  Cash and cash equivalents, prepaid items and
                     ----------
deposits set forth on the Closing Balance Sheet.

                (ii)  Accounts Receivable.  All of the Seller's and each
                      -------------------
Subsidiary's accounts, notes, and all other receivables of every nature or kind ("Receivables"), and whether or not on Seller's and each Subsidiary's books or listed on the Closing Balance Sheet (it being expressly understood and agreed that certain receivables such as hotel, car rental, cruise and tour receivables ("Unbooked Receivables"), are not booked; as to all such amounts, all collections thereof after February 28, 1994 shall belong to the Buyer), including the amount set forth on the Closing Balance Sheet as a receivable of the Seller or any of the Subsidiaries from the Parent pursuant to that certain tax sharing agreement between the Seller, the Subsidiaries and the Parent; provided, however, that the Seller shall retain, as part of the Excluded Assets, those receivables outstanding on February 28, 1994 and collected by the Buyer after the Closing Date which are derived from airline override payments and are in excess of the booked amount of airline override receivables set forth on the Closing Balance Sheet and itemized in the list of Receivables attached to the Closing Balance Sheet (and which will be forwarded by Buyer to Seller promptly upon receipt by Buyer).

                (iii) Business Information.  All of the Seller's and each
                      --------------------
Subsidiary's records, files and data relating to the Purchased Business and the operation thereof, including, but not limited to, all computer software programs, purchasing and sales records, maintenance records, personnel and payroll records, accounting records and all materials related thereto, client lists, correspondence files, and all other existing records as the Buyer may reasonably require in its conduct of the Purchased Business subsequent to Closing in a manner similar to that previously conducted by the Seller and the Subsidiaries;

              (iv) Claims, Rights and Choses in Action.  All claims, rights
                   -----------------------------------
and choses in action of the Seller and the Subsidiaries against third parties arising out of or in connection with the Purchased Business;

              (v)  Contract Rights, Etc.  All rights of the Seller and the
                   ---------------------
Subsidiaries in, to and under all contracts, leases, subleases, licenses, franchises, commitments, agreements, policies (or binders) of insurance and purchase and sales orders relating to the Purchased Business, including, but not limited to, those which are set forth in Section 5(t) of the Disclosure Schedule attached hereto (the "Schedule") or which do not meet the disclosure thresholds set forth in Section 5 hereof but are related to the Purchased Business, or are incidental to Additional Assumed Obligations (the "Contract Rights"). Without limiting the generality of the foregoing, the Contract Rights include any noncompete or nondisclosure agreements, oral or written, with any present or former employee, officer or director of the Seller or any Subsidiary (excluding the Principal Employees), or any Person who previously sold a business to the Seller or any Subsidiary;


              (vi)  Other Tangible Assets. All tangible assets owned, used, or
                    ----------------------
held by the Seller and the Subsidiaries in connection with the Purchased Business, whether in the possession of the Seller or any of the Subsidiaries, Agency Franchisees or third parties, including, but not limited to, inventory, supplies, ticket stock, furniture, fixtures, vehicles, equipment and leasehold improvements;

              (vii)  Intellectual Property.  All rights of the Seller and the
                     ---------------------
Subsidiaries and of the Parent anywhere in the world to the extent applicable to the Purchased Business in and to (A) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (B) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (C) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (D) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, together with the goodwill of the business symbolized by such marks, including, but not limited to, all marks registered in the United States Patent and Trademark Office or with the appropriate state authorities, the trademark offices of the states and territories of the United States of America, and the trademark offices of other nations throughout the world (collectively, the "Trademark Offices"), and all rights therein provided by international treaties or conventions, (E) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (F) proprietary computer software, including, without limitation, the Maestro, Reprise and Prelude computer programs and reporting systems, source codes, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, (G) trade secrets and confidential, technical and business information (including, without limitation ideas, flow charts, logic diagrams, formulas, compositions, patterns, devices, methods, techniques, processes, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (H) whether or not confidential, technology (including know-how and show-how), operational processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, selling, pricing and cost information or procedures, business and marketing plans and client and supplier lists and information, (I) copies and tangible embodiments of all the foregoing, in whatever form or medium, (J) all rights to apply for and obtain patents and to register trademarks and copyrights, (K) all agreements relating to the foregoing including, but not limited to, all licenses, franchises and employment agreements, and (L) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement or misappropriation of any of the foregoing. The foregoing, which shall be assigned by separate instruments in form suitable for filing with the Trademark Offices where necessary, is collectively referred to herein as "Intellectual Property";

                (viii) Intangible Assets. All of Seller's and each Subsidiary's
                       -----------------
intangible assets; and

                (ix)   Capital Stock Purchase.  All of the capital stock in CMO,
                       ----------------------
Inc. a Georgia Corporation, Doug Fox Parking, Inc., a Washington corporation, and The Fox Travel Institute, Inc., a Washington corporation (collectively, the "Stock Purchase Companies"), owned by the Seller Parties and the corporate minute books and stock record books of the Stock Purchase Companies.

For convenience of reference, the assets, properties, rights and businesses of the Seller and the Subsidiaries to be transferred, conveyed and assigned to the Buyer are hereinafter collectively called the "Purchased Assets."

     (b)  Assets Not Being Transferred.  Anything contained in Section 2(a)
          ----------------------------
hereof to the contrary notwithstanding, there are expressly excluded from the Purchased Assets the following:

                (i) the equity securities, corporate minute books and stock record books of the Seller, USTS New York and the Subsidiaries and any other documents which the Seller and the Subsidiaries are required by Law to retain in their possession;

                (ii) all rights in favor of the Seller Parties created under or pursuant to this Agreement; and

                (iii) all rights and obligations of any of the Seller Parties under the contract and agreement described in Item 3 of Section 5(t)(ix) of the Schedule.

     For convenience of reference, the foregoing assets and rights of the Seller and the Subsidiaries not to be transferred, conveyed and assigned to the Buyer are hereinafter collectively called the "Excluded Assets".

     (c)  Instruments of Conveyance and Assumption, Etc.   At the Closing, the
          ----------------------------------------------
Seller Parties will deliver, or cause to be delivered to the Buyer such deeds, bills of sale, endorsements, stock powers, assignments (and all relevant consents, to the extent required, thereto), releases and other good and sufficient instruments of sale, assignment, conveyance, transfer and release, in form and substance reasonably satisfactory to the Buyer, as shall be effective to vest in the Buyer all of the Seller's and each Subsidiary's right, title and interest in and to the Purchased Assets, to the extent such rights are transferable under the circumstances, free and clear of all Liens other than Permitted Liens. The bill of sale delivered at Closing, which transfers, among other things, furniture, fixtures, equipment, leasehold improvements and other personal property, has attached to it a list of such assets as of December 31, 1993. The parties hereto agree that such list will be updated to February 28, 1994 and will be attached to the Closing Balance Sheet and thereafter may be substituted by the Buyer for the list attached to the bill of sale delivered at Closing. Simultaneously therewith, the Seller and each Subsidiary shall take all steps as may be reasonably necessary to put the Buyer in possession and operating control of all of the Purchased Assets and the Purchased Business. At the Closing, the Buyer will deliver to the Seller and each Subsidiary such instruments of assumption, in form and substance reasonably satisfactory to the Seller Parties, as shall be necessary to evidence the assumption by the Buyer of the Assumed Obligations.

     (d)  Power of Attorney; Right of Endorsement, Etc.   Effective upon the
          ---------------------------------------------
Closing, the Seller and each Subsidiary hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney of the Seller and each Subsidiary with full power of substitution, in the name of the Buyer, or the name of the Seller or the Subsidiaries, on behalf of and for the benefit of the Buyer, to collect all Receivables and payments in respect of Contract Rights and other items being sold, transferred, conveyed and assigned to the Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments relating to the Purchased Assets in the name of the Seller and the Subsidiaries, and to institute and prosecute, in the name of Seller and the Subsidiaries and at the expense of the Buyer, all proceedings which the Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, and to do all such acts and things in relation thereto and with respect to the matters described in the first sentence of Section 2(e) hereof, as the Buyer may deem advisable; provided, however, that such actions shall at all times be subject to Section 9(a)(ii) and Section 11(c)(iii) hereof. The Seller and each Subsidiary agree that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller and each Subsidiary. The Buyer shall retain for its own account any amounts collected pursuant to the foregoing powers subject to Section 9(a)(ii), and the Seller and each Subsidiary shall hold in trust for the benefit of, and promptly pay to the Buyer, if and when received, any amounts which shall be received by the Seller or any Subsidiary after the Closing in respect of any Receivables, Contract Rights or other of the Purchased Assets. The Buyer shall hold in trust for the benefit of, and promptly pay to the Seller and each Subsidiary, if and when received, any amounts which shall be received by the Buyer after the Closing in respect of Excluded Assets and after reassignment in regard to any Receivables reassigned to the Seller or the appropriate Subsidiary pursuant to Section 9(a)(ii) hereof.

     (e)  Further Assurances, Etc.   The Seller Parties and their respective
          ------------------------
successors and assigns will, at any time and from time to time after the Closing, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required for the better transferring, assigning, conveying, granting, assuring and confirming to the Buyer, or for aiding and assisting in the collection of or reducing to possession by the Buyer, any of the Purchased Assets or to vest in the Buyer all of the Seller's and each Subsidiary's right, title and interest in and to the Purchased Assets. The Buyer will, at any time and from time to time after the Closing, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, assumptions or assurances as may be reasonably required for the better assuming by the Buyer of the Assumed Obligations and the Additional Assumed Obligations. Buyer and Seller Parties agree to take all steps necessary to process an application for ARC approval of a change in ownership for each of the Seller, the Stock Purchase Companies and the Subsidiaries promptly after closing with ARC as called for in ARC's Industry Agents' Handbook (October, 1993) (the "ARC Handbook") to include but not be limited to the following:

                (i) Buyer will secure a bond or irrevocable letter of credit satisfactory to ARC;

                (ii) Buyer and Seller Parties will complete and execute Applications for Approval of a Complete Change in Ownership Entity Involving New Principals in accordance with Section 60.12 of the ARC Handbook.

                (iii) Seller Parties and Buyer will conduct and agree as to an inventory of all ARC Traffic Documents and Airline Identification Plates (both as defined in Section 80 of the ARC Handbook) in the possession of any of the Seller Parties as of February 28, 1994; and

                (iv) Buyer and Seller Parties will complete and execute the form of verification of ARC Traffic Documents in accordance with the instructions set forth in Section 60.22 of the ARC Handbook.

Buyer and Seller Parties will each pay their own expenses incurred by them in connection with the foregoing.

     (f)  Assignment of Contracts, Rights, Etc.   Anything contained in this
          -------------------------------------
Agreement to the contrary notwithstanding, the execution of this Agreement shall not constitute an assignment or attempted assignment of any contract, license, franchise, lease, sublease, commitment, agreement or order or any claim or right or any benefit arising thereunder or resulting therefrom if an assignment or attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of the Buyer thereunder. The Seller Parties shall use their respective reasonable best efforts to obtain the consent of such third parties to any of the foregoing to the assignment thereof to the Buyer in all cases in which such consent is required for sale, conveyance, assignment, assumption or transfer. If such consent is not obtained or if, notwithstanding such consent, an assignment or attempted assignment thereof would be ineffective or would adversely affect the rights of the Seller or the Subsidiaries thereunder so that the Buyer would not, in fact, receive all such rights, the Seller Parties will cooperate with the Buyer in any arrangements necessary or desirable to provide for the Buyer the benefit thereunder, including enforcement for the benefit of the Buyer of any and all rights of the Seller and each Subsidiary against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. The expenses of such enforcement shall be borne by the Buyer. If and to the extent that such arrangements cannot be made, the Buyer shall not have any Liability with respect to such contract, lease, sublease, franchise, commitment, agreement or order, any other provision of this Agreement or any assumption agreement executed by the Buyer to the contrary notwithstanding and the parties agree to make such adjustments to the Purchase Price as may be required by Section 9(g) hereof. If and to the extent that such arrangement can be made, the Buyer shall be liable for the corresponding Liabilities under such contract, lease, sublease, franchise, commitment, agreement or order.

          (g) Post-Closing; Access to Information by the Buyer and the Seller.
              ---------------------------------------------------------------
Those books and records which are to remain in the possession of the Seller and the Subsidiaries, which are not being transferred to the Buyer pursuant to this Agreement and which relate to the Purchased Assets or the Purchased Business, shall be preserved and maintained by the Seller and each Subsidiary for seven years from the Closing. The Seller and each Subsidiary shall give to the Buyer and its authorized representatives, during normal business hours, such access to such books and records retained by the Seller and each Subsidiary and which relate to the Purchased Business as may be reasonably required by the Buyer.
The Buyer shall be entitled, at its own expense, to make extracts and copies thereof and the Seller and each Subsidiary shall cooperate with the Buyer in connection with accomplishing the same. Prior to disposing of any such books and records after the end of said seven year period, the Seller and each Subsidiary shall offer to the Buyer the right to obtain the originals of such books and records at the Buyer's cost and expense. The Buyer shall give to the Seller, the Subsidiaries and their authorized representatives, during normal business hours, such access to the books and records relating to the Purchased Assets and the Purchased Business being transferred to the Buyer as may be reasonably required by the Seller and the Subsidiaries. The Seller and the Subsidiaries shall be entitled, at their own expense, to make extracts and copies thereof and the Buyer shall cooperate with the Seller in connection with accomplishing the same.

3.   Assumptions by Buyer.
     --------------------

     (a)  Liabilities Being Assumed.  Except as otherwise expressly provided
          -------------------------
herein and subject to the terms and conditions of this Agreement, simultaneously with the sale, transfer, conveyance and assignment to the Buyer of the Purchased Assets, the Buyer will assume in writing the following Liabilities of the Seller and the Subsidiaries, and only the following Liabilities:

          (i) those Liabilities of the Seller and each Subsidiary incurred in connection with the operation of the Purchased Business and which (A) are outstanding on February 28, 1994 and remain outstanding at the Closing, including accounts payable, accrued compensation and other accrued Liabilities (including accrued vacation and holiday pay and payroll deductions) of the Seller and the Subsidiaries, but in all such cases only to the extent as the same are set forth on the Closing Balance Sheet or (B) are outstanding on the Closing Date and are current Liabilities of the same type set forth on the Closing Balance Sheet which were incurred in the ordinary course of business and consistent with past practices in the period from February 28, 1994 to the Closing Date. Notwithstanding the foregoing the Buyer shall also assume Liabilities of the Seller and the Subsidiaries, in an amount not to exceed $50,000, in respect of retroactive premium charges relating to workmen's compensation or health coverages maintained by Seller and the Subsidiaries in calendar year 1994;

          (ii) those Liabilities of the Seller and each Subsidiary under all contracts, leases, subleases, commitments, franchises, agreements and orders in existence on the Closing Date other than the Excluded Contractual Liabilities, but in all such cases only to the extent the same are listed in Sections 5(r) and 5(t) of the Schedule and are related to the Purchased Business or which are not required to be listed thereon because they do not meet the disclosure thresholds set forth in Section 5 hereof but are related to the Purchased Business, and which are assigned to the Buyer pursuant to Section 2(a) hereof, or in respect of which the Buyer receives the benefit thereunder pursuant to
Section 2(f) hereof (the "Assumed Contracts");

          (iii) those Liabilities of the Seller pursuant to those certain promissory notes of the Seller listed in Section 3(a)(iii) of the Schedule to the extent such promissory notes are assumable in accordance with Section 2(f) hereof and are set forth on the Closing Balance Sheet;

          (iv) all Liabilities of the Parent with respect to the letters of credit and guarantees listed in Section 3(a)(iv) of the Schedule to the extent assumable in accordance with Section 2(f) hereof. To the extent the Liabilities described in this Section 3(a)(iv) are not assumable by the Buyer, the Buyer shall, as soon as possible after Closing, cause replacement letters of credit or guarantees to be issued in such manner as shall indemnify the Seller Parties with respect thereto without regard to the provisions of Section 11(d) hereof; and

          (v) any Liabilities to the extent they arise out of the Buyer's operation of the Purchased Business after Closing.

For convenience of reference, the Liabilities of the Seller Parties being assumed by the Buyer as aforesaid are hereinafter collectively called the "Assumed Obligations."

          If the Buyer obtains knowledge of a contract, lease, sublease, franchise, commitment, agreement or order relating to the Purchased Business or Purchased Assets which (1) existed at the Closing, (2) is not an Assumed Obligation, (3) does not constitute an Excluded Obligation pursuant to Section 3(b) below, and (4) is capable of being performed by the Buyer (an "Undisclosed Contract"), the following shall apply:

     (A) If all Undisclosed Contracts involve payment and/or detriments, in the aggregate of less than $25,000, the Buyer shall assume such Undisclosed Contracts to the extent of the Liabilities under such Undisclosed Contracts which relate to the operation of the Purchased Business by Buyer on or after Closing.

     (B) If all Undisclosed Contracts involve payments and/or detriments in the aggregate of $25,000 or more, upon the payment by the Seller Parties to the Buyer of an amount reasonably estimated or determined by Buyer to be equal to the damages in excess of $25,000 the Buyer will incur by the assumption of such Undisclosed Contracts, the Buyer shall assume such Undisclosed Contracts to the extent of the Liabilities under such Undisclosed Contracts which relate to the operation of the Purchased Business by the Buyer on or after Closing.

     The Liabilities assumed pursuant to these paragraphs (A) and (B) are hereinafter referred to as "Additional Assumed Obligations".

     To the extent that the Buyer assumes any Additional Assumed Obligations following the Closing, the Buyer will deliver to the Seller and each Subsidiary, as applicable, such instruments of transfer and assumption, in form and substance reasonably satisfactory to the Seller Parties, as shall be necessary to evidence the assumption by the Buyer of such Additional Assumed Obligations.

          (b) Liabilities Not Being Assumed.  Except for those Liabilities
              -----------------------------
specifically assumed in writing by the Buyer pursuant to Section 3(a) hereof, the Buyer is not assuming any other Liabilities whatsoever such as (by way of example and without limitation of the scope of the preceding portion of this sentence), the following:

              (i) any Liabilities (other than Assumed Obligations or Additional Assumed Obligations) of any nature whatsoever which arose or were incurred on or before the Closing, or which are based on events occurring on or before the Closing, notwithstanding that the date on which the claim, demand or Liability arose is after the Closing;

             (ii) Any Liabilities with respect to any environmental matter;

            (iii) any Liabilities for any Taxes, whether relating to the Purchased Business or any other operation or business of the Seller or any Subsidiary, other than Taxes set forth on the Closing Balance Sheet;

              (iv) any Liabilities for fees, costs and expenses relating to or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including legal and accounting fees and expenses;

              (v) any Liabilities to the Seller's or any Subsidiary's clients or any other third party with respect to tort claims arising out of the Seller's or any Subsidiary's conduct of the Purchased Business prior to Closing;

              (vi) any Liabilities of any of the Seller Parties to, or with respect to any Liability of, the Parent, any stockholders or Affiliates of the Parent, or the Seller;

              (vii) any Liabilities of the Seller Parties under this Agreement or with respect to or arising out of the transactions contemplated hereby;

              (viii) any Liabilities of the Seller or the Subsidiaries for borrowed money or any Liabilities pursuant to any guarantees or similar arrangements relating to indebtedness of the Parent or any Affiliate of the Parent to any bank or other commercial lender;

              (ix) any Liabilities of any of the Seller Parties to any of the other Seller Parties;

              (x) any Liabilities (A) relating to employees of the Seller Parties, except to the extent such Liabilities are accrued and set forth on the Closing Balance Sheet, or (B) not accrued for on the Closing Balance Sheet (including future Liabilities);

              (xi) any Liability to any Agency Franchisee, to any Governmental Authority or to any other Person relating to any failure to comply with any franchise regulation or disclosure requirements;

              (xii) any Liabilities relating to any of the Excluded Contractual Liabilities;

              (xiii) any Liabilities for any sales, use or similar transfer tax arising out of the transactions contemplated hereby;

              (xiv) any Liabilities relating to any Actions, pending or otherwise, against any of the Seller Parties; and

              (xv) any other Liability of any nature whatsoever.

For convenience of reference, the Liabilities not being assumed by the Buyer as aforesaid are hereinafter collectively called the "Excluded Obligations." Each of the Seller Parties shall take any and all action which in its or the Buyer's reasonable discretion, may be appropriate to prevent any Person from having recourse in any material respect against the Purchased Business or against the Buyer as transferee thereof with respect to any Excluded Obligations.

     4.     Purchase Price; Closing Balance Sheet; Closing.
            ----------------------------------------------

     (a)    Purchase Price.  The aggregate purchase price for the Purchased
            ---------------
Business, including the Purchased Assets (the "Purchase Price") to be paid to the Seller by the Buyer shall be the sum of (i) $43,150,000, subject to adjustment as provided in Section 9(a) and 9(g) hereof and (ii) the assumption by the Buyer of the Assumed Obligations and the Additional Assumed Obligations, if any.

     (b)    Payment of the Purchase Price.
            ------------------------------

          (i) At the Closing the Buyer shall (A) pay to the Seller by delivery of immediately available funds by certified check or by wire transfer to an account designated at least three days prior to the Closing by the Seller the amount of $41,250,000 plus any Parent Cash Advance Amount or minus any Seller Cash Advance Amount, as the case may be, and further, plus or minus any Net Interest owed to the Parent or Seller, as the case may be, and (B) deliver to Seller the Installment Note. The balance of the Purchase Price, $1,500,000 (the "Holdback Amount"), which is subject to adjustment as provided in Section 9(a) hereof, together with interest thereon as calculated below, shall be paid by the Buyer to the Seller in the manner described in the immediately preceding sentence on the fifth day following the final determination of the Seller's Tangible Net Worth. Interest on the Holdback Amount shall accrue at the rate of the 30 day LIBOR rate, as quoted at the end of the day prior to the Closing Date, plus 1% (the "Interest Rate").

          (ii)  Installment Note. At the Closing, the Buyer shall deliver to the
                ----------------
Seller an installment note (the "Installment Note"), in the amount of $400,000. The Installment Note shall bear interest at six percent per annum. The Installment Note shall be payable on the first anniversary of the Closing and shall be assigned to Ralph Manaker at the Closing.

     (c)    Preparation and Acceptance of Closing Balance Sheet. Within 30 days
            ----------------------------------------------------
after the date of Closing, the Buyer's Chief Financial Officer shall prepare and deliver to the Parent a draft consolidated balance sheet respecting the Seller and the Subsidiaries ("Closing Balance Sheet"), reflecting the tangible assets and the liabilities of the Seller which constitute the Purchased Assets and the Assumed Obligations, as of the close of business on February 28, 1994. Such Closing Balance Sheet shall be prepared in a manner consistent with this Agreement and the methods heretofore consistently adopted by the Seller with respect to the preparation of the Annual Statements and Interim Statements, shall be prepared in accordance with generally accepted accounting principles (except to the extent necessary to reflect the exclusion of Excluded Assets and Excluded Obligations), and shall be certified by the Buyer's Chief Financial Officer. Notwithstanding the immediately preceding sentence, the Closing Balance Sheet shall have no notes or other disclosures of Liabilities other than Liabilities set forth thereon. There shall be attached to the Closing Balance Sheet (i) an itemized list of all accounts receivable set forth on the Closing Balance Sheet, (ii) a computation of the Tangible Net Worth of the Seller and (iii) the updated list of assets referred to in Section 2(c) of this Agreement. Upon receipt of the Closing Balance Sheet, the Parent shall thereafter have a period of up to 15 days to review the Closing Balance Sheet and to consult with representatives of the Buyer with respect thereto. In the absence of any written objection by the Parent with respect to the computation of the Tangible Net Worth as set forth in the Closing Balance Sheet within such 15 day period, the Parent shall be deemed to have accepted the Closing Balance Sheet and the same shall become final and binding upon the parties hereto. In the event of any dispute with respect to the computation of Tangible Net Worth of Seller set forth in the Closing Balance Sheet, the Parent and the Buyer, agree to submit the matter to dispute resolution in accordance with the procedure set forth in Section 12(f) hereof.

          (d) Time and Place of Closing.  The closing of the transactions
              -------------------------
contemplated hereby (the "Closing") shall take place on the Closing Date at a mutually acceptable location in Dallas, Texas.

     (5)    Representations and Warranties of the Seller Parties.  As an
            ----------------------------------------------------
inducement to the Buyer to enter into this Agreement and to consummate the transaction contemplated hereby, the Seller Parties jointly and severally represent and warrant to the Buyer as follows:

          (a)  Organization of the Parent and the Seller; Qualification of the
               ---------------------------------------------------------------
Seller; Solvency of Parent.
- --------------------------

              (i) Each of the Parent and the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and, in the case of the Seller, to carry on the Purchased Business as it has been, is currently and is anticipated to be conducted by the Seller.

              (ii) Section 5(a) of the Schedule sets forth lists of jurisdictions in which the Seller does business and is qualified or licensed to do business. The Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so licensed, qualified or in good standing will not have a Material Adverse Effect. All corporate action taken by the Parent and all corporate and shareholder actions taken by the Seller have been duly and validly authorized and have not been revoked or modified, and neither the Parent nor the Seller has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Certificate of Incorporation or By-laws. True and correct copies of the Certificate of Incorporation and By-laws of the Seller, each as in effect on the date hereof, have been delivered by the Seller to the Buyer. No action by any shareholders of the Seller Parties, which has not otherwise heretofore been taken, is required in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (iii) The Parent, without regard to the receipt of any of the proceeds of the transaction contemplated hereby, is solvent and has a positive tangible net worth of not less than $115,000,000, and no receipt or disposition of such proceeds by Parent or any Affiliate thereof shall operate as a fraudulent conveyance with respect to any creditor of any of the Seller Parties.

   (b)    Subsidiaries, Stock Purchase Companies and Agency Franchisees .
          --------------------------------------------------------------

           (i) Section 5(b)(i) of the Schedule sets forth the names, jurisdictions of organization and ownership structure of each Stock Purchase Company and each Subsidiary of the Seller.

          (ii) Except as set forth in Section 5(b)(ii) or Section 5(b)(v) of the Schedule, other than the Subsidiaries and the Stock Purchase Companies, there are no other corporations, partnerships, limited liability companies, joint ventures, associations or other entities in which the Seller owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. The Seller is not a member of (nor, except as set forth in Section 5(b)(v) below is any part of the Business conducted through) any partnership and, except as set forth in Section 5(b)(ii) of the Schedule, the Seller and the Subsidiaries are not participants in any trade association or similar arrangement material to the conduct of the Business.

          (iii) Each Stock Purchase Company and each Subsidiary (A) is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, (B) has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business as it has been, is currently and is anticipated to be conducted by such Subsidiary and (C) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable.

           (iv) All corporate actions, as applicable, taken by each Stock Purchase Company and each Subsidiary have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its certificate or articles of incorporation or by-laws. True and complete copies of the certificate or articles of incorporation and by-laws, in each case as in effect on the date hereof, of each Stock Purchase Company and each Subsidiary have been delivered by the Seller Parties to the Buyer.

            (v) Except as set forth in Section 5(b)(v) of the Schedule, no Stock Purchase Company or Subsidiary is a member of (nor is any part of its business conducted through) any partnership nor is any Subsidiary a participant in any joint venture.

           (vi) Section 5(b)(vi) of the Schedule sets forth the name and principal place of business of each of the Seller's, each Stock Purchase Company's and each Subsidiary's franchisees (each, an "Agency Franchisee"). Section 5(b)(vi) of the Schedule also sets forth a list of all franchise and affiliation (or similar) agreements (whether written or oral) between the Seller, each Stock Purchase Company or any Subsidiary and each Agency Franchisee, true and complete copies of which have heretofore been furnished by the Seller to the Buyer.

        (vii) To the knowledge of the Seller Parties, each of the Agency Franchisees is in compliance with all of its contractual obligations to the Seller, each of the Stock Purchase Companies and each of the Subsidiaries.

     (c)  Corporate Books and Records; Officers and Directors .  The minute
          ----------------------------------------------------
books of the Seller, the Stock Purchase Companies and the Subsidiaries contain and properly reflect all proceedings of the stockholders, Boards of Directors and all committees of the Boards of Directors thereof. Complete and accurate copies of all such minute books and of the stock register of the Seller, each Stock Purchase Company and each Subsidiary have been provided by the Seller and the Subsidiaries to the Buyer. Section 5(a) of the Schedule sets forth a true and complete listing of each of the officers and directors for each of the Seller, the Stock Purchase Companies and the Subsidiaries.

     (d)  Authority .  The execution, delivery and performance of this Agreement
          ----------
and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Seller Parties, and this Agreement is, and the bill of sale and other instruments of sale, transfer, conveyance, assignment and assumption to be executed and delivered by the Seller Parties to the Buyer at the Closing will each be, a valid and binding obligation of each of the Seller Parties, as applicable, enforceable against each of them in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditor's rights generally) and effectively vest or will effectively vest in the Buyer all of the Seller's and each Subsidiary's right, title and interest in and to the Purchased Assets, free and clear of all Liens, other than Permitted Liens.

     (e)  No Conflicts .  Subject to the receipt of the consents and approvals
          -------------
referred to in Section 5(f) hereof, neither the execution, delivery and performance of this Agreement or bill of sale and other instruments of transfer, conveyance, assignment or assumption nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any provision hereof or thereof does or will (i) conflict with or result in a breach of any provision of the articles or certificate of incorporation or by-laws of any of the Seller Parties or any of the Stock Purchase Companies, (ii) cause a breach or default (or give rise to any right of termination, cancellation or acceleration (except as set forth in Section 3(a)(iii) of the Schedule) or result in the creation of any Lien binding upon the Purchased Assets or the Purchased Business after the Closing) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit or other instrument or agreement binding upon any of the Seller Parties or any of the Stock Purchase Companies, the Purchased Assets or the Purchased Business, (iii) violate any Law, writ, judgment, injunction or decree applicable to any of the Seller Parties or any of the Stock Purchase Companies, the

Purchased Assets or the Purchased Business, or (iv) cause or give any Person grounds to cause (with or without notice, the passage of time or both) the acceleration of any of the Assumed Obligations.

     (f)  Consents .  Except as set forth in Section 5(f) of the Schedule, no
          ---------
consent or approval (including state tax clearances) by, or any notification of or filing with, any Person (governmental or private) is required in connection with the execution, delivery and performance by the Seller Parties of this Agreement or any instrument herein referred to or the consummation by the Seller Parties of the transactions contemplated hereby or thereby.

     (g)  Purchased Assets .  The Seller and each Subsidiary has and shall
          -----------------
convey, transfer, sell and assign to the Buyer good and marketable title to all of the Purchased Assets, free of any Liens, other than Permitted Liens, subject further to the obtaining of consents and approvals referred to in Section 5(f) of the Schedule. Section 5(g) of the Schedule lists all Liens with respect to the Purchased Assets and specifically designates which Liens are intended to constitute Permitted Liens required to be scheduled therein. Immediately following the Closing, the Buyer will be able to conduct the Purchased Business as presently conducted by the Seller and the Subsidiaries. Except for Permitted Liens as described in Section 5(g) of the Schedule, the Seller and the Subsidiaries own or have a right to use all the Purchased Assets used or intended to be used with respect to the Purchased Business, without payment to, or interference from, any other party, and have not received any notice of conflict with the asserted rights of others. All of the Purchased Assets material to the Purchased Business are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended.

     (h)  Financial Information; Books and Records .
          -----------------------------------------

          (i) True and complete copies of (A) the audited consolidated and unaudited consolidating statements of financial position of the Seller (and certain Subsidiaries, in the case of consolidating balance sheets) for each of the three fiscal years ended as of December 31, 1990, December 31, 1991, and December 31, 1992, the related audited consolidated and unaudited consolidating statements of operations (and certain Subsidiaries, in the case of consolidating balance sheets), the related audited and unaudited consolidated statements of cash flows and the related audited consolidated statements of changes in stockholders' deficit, together with all related notes and schedules thereto, accompanied by the reports thereon of the Seller's certified public accountants (collectively referred to herein as the "Annual Statements") and (B) the unaudited consolidated and consolidating statements of financial position and statements of operations of the Seller (and certain Subsidiaries, in the case of consolidating balance sheets) as of or for the year ended December 31, 1993, and the related consolidated statements of cash flows of the Seller, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Statements") have been delivered by the Seller Parties to the Buyer and are set forth in Section 5(h)(i) of the Schedule. The Annual Statements and the Interim Statements (C) were prepared in accordance with the books of account and other financial records of the Seller and the Subsidiaries, (D) present fairly the consolidated financial condition and results of operations of the Seller and the Subsidiaries as of the dates thereof or for the periods covered thereby, (E) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the past practices of the Seller and (F) include all adjustments that are necessary for a fair presentation of the consolidated financial condition of the Seller and the Subsidiaries and the results of the operations of the Seller and the Subsidiaries as of the dates thereof or for the periods covered thereby, subject as to the Interim Statements, to year-end adjustments which are not material in nature.

       (ii) The books of account and other financial records of the Seller and the Subsidiaries: (A) set forth all items of income and expense and all assets and Liabilities required to be set forth therein applied on a basis consistent with the past practices of the Seller and the Subsidiaries, (B) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (C) have been maintained in accordance with good business and accounting practices.

   (i)    No Undisclosed Liabilities of the Stock Purchase Companies; Reserves .
          --------------------------------------------------------------------
There are no Liabilities of any Stock Purchase Company, other than Liabilities
(A) disclosed in Section 5(i) of the Schedule or (B) which will be set forth on the Closing Balance Sheet. Reserves will be set forth on the Closing Balance Sheet in amounts that have been established on a basis consistent with the past practices of the Seller, the Stock Purchase Companies and the Subsidiaries and in accordance with generally accepted accounting principles.

   (j)    Receivables .  Except to the extent, if any, reserved for on the
          ------------
Closing Balance Sheet and except as set forth in Section 5(j) of the Schedule, all Receivables set forth on the balance sheet included in the Interim Statements and to be included on the Closing Balance Sheet (i) arose from, and the Receivables existing as of the date hereof will have arisen from, business transactions with Persons who are not Affiliates of the Seller Parties and in the ordinary course of the business consistent with past practice and (ii) constitute or will constitute, as the case may be, only valid, undisputed claims of the Seller or a Subsidiary not subject to claims of set-off, off-set or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of the business consistent with past practice.

   (k)    Furniture, Fixtures and Equipment .  All of the furniture, fixtures
          ----------------------------------
and equipment used in the Purchased Business is in good condition, ordinary wear and tear excepted, and is suitable and usable for the purposes for which it is intended.

   (l)    Acquired Assets .  Except as disclosed in Section 5(l) of the
          ----------------
Schedule, each of the Purchased Assets (including the benefit of any licenses, leases or other agreements or arrangements) acquired since the date of the Interim Statements has been acquired for a consideration of not greater than the fair market value of such asset at the date of such acquisition except for assets with an aggregate acquisition cost of not more than $25,000.

   (m)    Absence of Changes .  Except as set forth in Section 5(m) of the
          -------------------
Schedule, since the date of the Interim Statements the Purchased Business has been operated in the ordinary course consistent with past practices. As amplification and not in limitation of the foregoing, except as otherwise provided or set forth in this Agreement, since the date of the Interim Statements with respect to the Purchased Business there has not been (other than in the ordinary course of business and consistent with past practices):

        (i)  any Material Adverse Effect;

       (ii) any casualty, damage, destruction or loss (whether or not covered by insurance) with respect to the Purchased Business which in the aggregate have a replacement cost of more than $100,000;

      (iii) any Liability incurred in connection with the Purchased Business, or any transaction, contract, commitment, lease, sublease, franchise or agreement entered into by the Seller or any Subsidiary in connection with the Purchased Business, other than such items incurred or entered into in the ordinary course of business and consistent with past practice;

       (iv) any labor trouble affecting the Purchased Business which could have a Material Adverse Effect;

        (v) any license, sale, transfer, pledge, mortgage, hypothecation, franchise or other disposition of any tangible or intangible asset relating to the Purchased Business other than in the ordinary course of business;

       (vi) any failure to maintain the Purchased Assets in accordance with good business practices and in good operating condition (ordinary wear and tear excepted);

      (vii) any Lien granted or suffered to exist on the Purchased Assets, other than Permitted Liens;

     (viii) any failure by the Seller, any Stock Purchase Company or any Subsidiary to pay (A) any creditor any amount in excess of $10,000 in the aggregate owed to such creditor when due, or (B) to all creditors of the Seller, the Stock Purchase Companies and the Subsidiaries an aggregate of $100,000 when due, except, in the case of either clause (A) or clause (B) above, to the extent any such amount is the subject of a bona fide dispute and reserved against on the balance sheet included in the Interim Statements;

       (ix) any capital expenditure or commitment for any capital expenditure in excess of $25,000 individually or $100,000 in the aggregate and not specifically set forth in Section 5(m)(ix) of the Schedule.

        (x) any sale, transfer, lease, sublease, license or other disposition of assets, real, personal or mixed (including, leasehold interests and intangible assets) with a book value of $25,000 individually or $100,000 in the aggregate, and not specifically set forth in Section 5(m)(x) of the Schedule;

       (xi) any merger, consolidation or acquisition by or with respect to the Seller, any Stock Purchase Company or any Subsidiary of an interest in or to any Person or any acquisition of a substantial portion of the assets or business of any Person or any division of line of business thereof, or other acquisition of any material assets of any Person;

      (xii) any issuance of purchase orders or other agreement to make purchases involving exchanges in value in excess of $25,000 individually or $125,000 in the aggregate, and not specifically set forth in Section 5(m)(xii) of the Schedule;

     (xiii) any amendment, modification or restatement of the certificate or articles of incorporation or the by-laws (or other organizational documents) of the any of the Seller Parties;

      (xiv) except as set forth in Section 5(m)(xiv) of the Schedule, termination, discontinuation, closing or disposition of any offices, facilities or other business operations or lay-off of any employees (other than lay-offs of less than 50 employees in any six-month period in the ordinary course of business, consistent with past practices) or implementation of any early retirement, separation or other program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes;

       (xv) any amendment, modification or consent to the termination of any of the Seller's, any Stock Purchase Company's or any Subsidiary's rights under any of the Agreements described in Section 5(t) hereof;

      (xvi) any write down or write up (or failure to write down or write up in accordance with generally accepted accounting principles, consistent with past practices) the value of any inventories or Receivables or revaluation of any of the Purchased Assets;

     (xvii) any change in any method of accounting or accounting practice or policy used by the Seller or any Subsidiary, other than changes required by generally accepted accounting principles or as disclosed in Section 5(m)(xvii) of the Schedule;

    (xviii) any disclosure of any secret or confidential Intellectual Property or permit to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Seller or any Subsidiary has any right, title, interest or license, which disclosure, lapse or abandonment had or would likely have a Material Adverse Effect;

       (xix) except as set forth in Section 5(m)(xix) of the Schedule and except in accordance with contractual obligations, including the arrangements relating to the conditions precedent to the consummation of the transactions contemplated by this Agreement, any general uniform increase in the compensation of employees of the Seller or any Subsidiary in connection with the Purchased Business (including, any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent of any thereof, or the execution of any employment contract with any such officer of employee, or the making of any loan to, or engagement in any transaction with, any officers or directors of the Seller or any Subsidiary engaged in the conduct of the Purchased Business;

        (xx) any change in the manner in which the Seller or any Subsidiary extends discounts or credit to clients or otherwise deals with clients in the Purchased Business or any commitments involving commissions or rates charged to clients which adversely affects the ability of the Seller or any Subsidiary to operate the Purchased Business;

       (xxi) any other transaction or action in connection with the Purchased Business by the Seller or any Subsidiary other than in the ordinary course of business and consistent with past practice; or

      (xxii) any agreement or understanding, whether in writing or otherwise, for the Seller or any Subsidiary to take any of the actions specified in items
(i) through (xxi) above.

     (xxiii) any transaction between Parent and any of the Principal Employees except as set forth in Section 5(m)(xxiii) of the Schedule.

   (n)    Compliance with Laws .  Except as set forth in Section 5(n) of the
          ---------------------
Schedule, the Seller, the Stock Purchase Companies and the Subsidiaries have each conducted and continue to conduct the Purchased Business in accordance with all Laws and Governmental Orders applicable to the Seller or any Subsidiary or any of the Purchased Assets or the Purchased Business, including all Laws relating to franchising, and neither the Seller nor any Subsidiary is in material violation of any such Law or Governmental Order.

   (o)    Environmental .
          --------------

        (i) None of the Seller, the Stock Purchase Companies or the Subsidiaries has used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials on, under, at, from, or in any way affecting any of their respective owned, leased or operated (or previously owned, leased or operated) properties or assets, or otherwise, in any manner which violated any applicable Environmental Law and to the knowledge of the Seller Parties, no prior owner or operator of such property or asset of any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on, from or affecting such property or asset, or otherwise, in any manner which violated any applicable Environmental Law.

       (ii) None of the Seller, the Stock Purchase Companies or the Subsidiaries has any Liabilities, assessed or unassessed, no pending claims have been made against the Seller, any Stock Purchase Company or any Subsidiary and no presently outstanding citations or notices have been issued against the Seller, any Stock Purchase Company or any Subsidiary, which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any applicable Environmental Laws, including, but not limited to, any such Liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Materials by the Seller, any Stock Purchase Company or any Subsidiary, to the Seller's knowledge, any predecessors in interest in connection with or in any way arising from or relating to the Seller, any Stock Purchase Company or any Subsidiary or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any such substance, by any other Person at, on or under any of the real property used or previously used by the Seller, any Stock Purchase Company or any Subsidiary.

      (iii) There are no Actions by any Governmental Authority or third party pending or, to the knowledge of the Seller Parties, contemplated under any Environmental Laws to which the Seller, any Stock Purchase Company or any of the Subsidiaries is or will be named as a party, nor are there any consent decrees, other decrees, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the Seller, any Stock Purchase Company or any Subsidiary.

       (iv) To the knowledge of the Seller Parties, there are no conditions, facilities, procedures or any other acts or circumstances which could give rise to claims, expenses, losses, Liabilities or Actions by a Governmental Authority against the Seller, any Stock Purchase Company or any of the Subsidiaries in connection with any Hazardous Materials present at or disposed of from the real property currently used by the Seller or any of the Subsidiaries.

        (v) To the knowledge of the Seller Parties, neither polychlorinated biphenyls nor asbestos-containing materials is present on or in the property currently used by Seller, any Stock Purchase Company or any of the Subsidiaries.

       (vi) To the knowledge of the Seller Parties, the real property currently used by Seller, any Stock Purchase Company or any of the Subsidiaries contains no underground storage tanks, or underground piping associated with underground storage tanks, used currently or in the past for management of Hazardous Materials.

              (vii) The Seller, the Stock Purchase Companies and the Subsidiaries have obtained all permits, licenses and other authorizations and have made all registrations and given all notifications that are required under Environmental Laws with respect to the Purchased Business, and are in material compliance with all terms and conditions of such permits, licenses and other authorizations.

          (p) Intellectual Property. Section 5(p) of the Schedule is an
              ---------------------
accurate and complete list of all of the Intellectual Property which the Seller, any Stock Purchase Company or any Subsidiary owns or has the right to use. The Seller, one of the Stock Purchase Companies or one of the Subsidiaries has full ownership thereof or the right to use such rights, in each case as described in
Section 5(p) of the Schedule and the Seller Parties have no knowledge that the conduct of the Business as now operated conflicts with, or infringes, any rights or franchises of any Person in any manner. Section 5(p) of the Schedule sets forth an accurate summary of any license or other agreement pursuant to which the Seller or any Subsidiary has granted rights with respect to the Intellectual Property, or pursuant to which the Seller, any Stock Purchase Company or any Subsidiary enjoys rights in any Intellectual Property of any Person. No current or former shareholder, director, officer, consultant, employee or Affiliate of the Seller, any Stock Purchase Company or any Subsidiary has any right, title or interest in any of the Intellectual Property described in Section 5(p) of the Schedule other than such right which such Person may enjoy as a shareholder of the Seller. The Seller has delivered to the Buyer true, complete and correct copies of all correspondence, memoranda and other written advice from the Seller's counsel or from the Trademark Offices describing or discussing the Intellectual Property or the availability of protection for the Seller's or any Subsidiary's programs or products. The Seller Parties agree to execute all documentation deemed necessary by the Buyer to facilitate transfer of the Intellectual Property and obtain and enforce the Intellectual Property in all countries. The Seller Parties agree to execute or cause to be executed any priority documents which may be required in order for Buyer to claim priority based on any intellectual property rights owned, extant, originated, conceived, reduced to practice, under contract or created by Seller, any Stock Purchase Company or any Subsidiary, whether in tangible or intangible form, prior to the transaction contemplated hereunder.

          (q)  Tax Matters. (i) All returns and reports in respect of Taxes
               -----------
required to be filed with respect to the Seller, each Stock Purchase Company and each Subsidiary have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due and all other Taxes with respect to which any of the Seller, the Stock Purchase Companies and the Subsidiaries could be liable under Reg. (S) 1.1502-6 or any similar provision of state, local, or foreign law have been timely paid; (iii) all such returns and reports are true, correct and complete; (iv) except as set forth in Section 5(u) of the Schedule, no adjustment relating to such returns has been proposed by any Tax authority and, to the knowledge of the Seller Parties, no basis exists for any such adjustment; (v) except as heretofore disclosed in writing by the Seller Parties to the Buyer, there are no pending or, to the knowledge of the Seller Parties, threatened actions or proceedings for the assessment or collection of Taxes against the Seller, any Stock Purchase Company or any Subsidiary or any corporation that was included in the filing of a return with the Seller, the Stock Purchase Companies or the Subsidiaries on a consolidated, combined or unitary basis; (vi) the Seller, the Stock Purchase Companies and the Subsidiaries have made all payments of estimated Taxes required to be made under Section 6655 of the Internal Revenue Code of 1986, as amended (the "Code") and any comparable provision provided for under the laws of any nation, state or locality; (vii) all Taxes required to be withheld, collected or deposited by or with respect to the Seller Parties as may affect the Purchased Business have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (viii) except as set forth in Section 5(q) of the Schedule, no claim has ever been made by an authority in a jurisdiction where any of the Seller, the Stock Purchase Companies or the Subsidiaries does not file reports and returns that it is or may be subject to taxation by that jurisdiction; (ix) except as set forth in Section 5(q) of the Schedule, there are no security interests or liens on any of the assets of any of the Seller, the Stock Purchase Companies or the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (x) Section 5(q) of the Schedule lists all federal, state, local, and foreign income Tax returns (including consolidated federal income tax returns) filed with respect to any of the Seller, the Stock Purchase Companies or the Subsidiaries for taxable periods ended on or after December 31, 1987, indicates those returns that have been audited, and indicates those returns that currently are the subject of audit; (xi) except as set forth in Section 5(q) of the Schedule, none of the Seller, the Stock Purchase Companies or the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (xii) none of the Seller, the Stock Purchase Companies or the Subsidiaries has filed a consent under Code Sec. 341(f) concerning collapsible corporations; (xiii) none of the Seller, the Stock Purchase Companies or the Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G; (xiv) none of the Seller, the Stock Purchase Companies or the Subsidiaries has been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii);
(xv) each of the Seller, the Stock Purchase Companies and the Subsidiaries has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661; (xvi) except as set forth in Schedule 5(q) of the Schedule, none of the Seller, the Stock Purchase Companies or the Subsidiaries is a party to any Tax allocation or sharing agreement or policy; and (xvii) none of the Seller, the Stock Purchase Companies, or the Subsidiaries has any liability for the Taxes of any person other than the Seller, the Stock Purchase Companies, and the Subsidiaries (A) under Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor,
(C) by contract, or (D) otherwise.


          (r) Property . Section 5(r) of the Schedule contains an accurate
              --------
summary of a detailed list and a description of the category and amounts recorded on the Interim Statements of all real property and tangible properties and assets owned (which, as to owned properties and assets, have an individual book value of more than $25,000) or leased (which, as to leased properties, require payments in excess of $25,000 per lease per annum) by the Seller and the Subsidiaries and used in the Purchased Business and which constitute Assumed Obligations, including a statement as to whether there is any requirement of consent of the lessor to the assignment thereof. True, complete and correct copies (or, in the case of oral leases or subleases, descriptions) of all such leases and subleases ("Leases") have been furnished or made available to the Buyer. Each of such Leases is in full force and effect as to the Seller and each Subsidiary; all rents and additional rents due to date under each of such Leases have been paid or adequate provision therefor has been made in the Interim Statements; the Seller and each Subsidiary under each of such Leases where it is the lessee is in peaceable possession and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no default or occurrence, condition or act by the Seller, any Stock Purchase Company or any Subsidiary or, to the knowledge of the Seller Parties, by others which, with the giving of notice and/or the lapse of time, would constitute a default under any of such Leases. The Seller, each Stock Purchase Company and each Subsidiary has a valid and subsisting leasehold interest under the Leases to which it is a party enforceable against the lessor in accordance with the term thereof (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratrium or similar laws affecting creditor's rights generally).

          (s) Insurance .
              ----------

             (i) Except as set forth in Section 5(s)(i) of the Schedule, all material assets, properties and risks of the Seller, each Stock Purchase Company and each Subsidiary are, and for the past five years (or if the Person in question has been in existence for less than five years, the period of time since its organization) have been, covered by valid and (except for policies that have expired by their terms in the ordinary course and which have been replaced by substitute coverage) currently effective insurance policies or binders of insurance (including general liability insurance, property insurance and workers' compensation insurance) issued in favor of, or for the benefit of, the Seller, a Stock Purchase Company or a Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Seller or such Stock Purchase Company or Subsidiary, as the case may be.

             (ii) With respect to each insurance policy held by the Seller, the Stock Purchase Companies and the Subsidiaries: (A) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired by their terms in the ordinary course and which have been replaced by substitute coverage, is in full force and effect; (B) none of the Seller, the Stock Purchase Companies, or the Subsidiaries is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification, under the policy; (C) no party to the policy has cancelled, or given notice of an intent to cancel, any provision thereof; (D) to the knowledge of the Seller Parties, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (E) except as set forth in

Section 5(s)(ii) of the Schedule, is assignable to the Buyer in connection with this Agreement.

                (iii) Section 5(s)(iii) of the Schedule sets forth all risks against which the Seller, any Stock Purchase Company or any Subsidiary is self-insured or which are covered under any risk retention program in which the Seller or any Subsidiary participates .

          (t)  Agreements; Etc.   Except as set forth in Section 5(t) of the
               -----------------
Schedule, none of the Seller, the Stock Purchase Companies or the Subsidiaries is, with respect to the Purchased Business or the Purchased Assets, a party to, the Purchased Assets are not bound by, and the Assumed Obligations will not include, any written or oral, formal or informal, (i) sales representative or similar contract or any other contract relating to the payment of a commission (other than with respect to employment agency commissions), (ii) collective bargaining agreement or contract with or commitment to any labor union, (iii) continuing contract for the future purchase or sale of products, materials, supplies, equipment or services used in connection with the Purchased Business, which in any such case was (A) not the result of an arms-length transaction with a third party at market rates, terms and conditions, (B) is not terminable upon not more than 30 days notice without penalty and (C) which requires payments thereunder in any such case of $50,000 or more, (iv) contract or commitment for the employment of any officer, employee or consultant or any other type of contract or understanding with any officer, employee or consultant which is not terminable upon not more than 30 days notice without penalty and which requires payments thereunder in any such case of $50,000 or more, (v) agreements or commitments providing for benefits under any Benefit Plans, (vi) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money or for a line of credit, (vii) contract or commitment for charitable contributions individually or in the aggregate in excess of $50,000, (viii) contract or commitment for capital expenditures which are in any such case in excess of $25,000, or a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, which in any such case involves the payment of $10,000 or more and will relate to or affect the Purchased Business after Closing, (ix) agreement which restricts the Seller or any Subsidiary in any material respect from engaging in or disclosing information with respect to any aspect of the Purchased Business anywhere in the world or otherwise limits the manner in which it may engage in the Purchased Business, (x) secrecy or nondisclosure agreement (whether the Seller or any Subsidiary is the beneficiary or the obligor thereunder) relating to any material proprietary information in connection with the conduct of the Purchased Business, (xi) mortgage, pledge, security agreement, deed of trust, conditional sales agreement, financing statement or other document granting a Lien upon any of the Purchased Assets which will affect the Purchased Business after the Closing other than Permitted Liens, (xii) broker, distributor, dealer, franchise, agency, marketing, market research consulting and advertising contracts and agreements, which are not cancelable without payment of a penalty on not more than 30 days notice and which involve payments thereunder in any such case of $50,000 or more, (xiii) agreements (other than Leases or client contracts) with any Governmental Authority which the Seller or any Subsidiary is a party; (xiv) agreements between or among the

Seller or any Subsidiary on the one hand and any Affiliate of the Seller on the other hand; (xv) agreements relating to Intellectual Property; (xvi) agreements relating to real property ownership or occupancy; or (xvii) except for client contracts and other contracts involving payments in the aggregate of less than $100,000, any other agreement, contract, commitment, arrangement or instrument that is material to the Purchased Business, and could relate to or affect the Purchased Business after the Closing. The Seller and each Subsidiary has in all respects performed all the material obligations required to be performed by it to date in regard to the Purchased Business and the other parties to any such agreement, contract, commitment, lease, sublease, franchise, instrument or obligation have in all respects performed all the material obligations required to be performed by them to date, and neither the Seller nor any Subsidiary is in default or alleged to be in default in any material respect under any such agreement, lease, sublease, franchise, contract, commitment, instrument or obligation, and there exists no event, condition or occurrence which, after notice and/or lapse of time would constitute such a default by the Seller, any Subsidiary or any of the other parties thereto of any of the foregoing. The Seller Parties have furnished to the Buyer true, complete and correct copies of all documents (or descriptions of oral arrangements or summaries in respect of agreements subject to confidentiality restrictions) described in Section 5(t) of the Schedule.

          (u) Litigation, Etc. Except as set forth in Section 5(u) of the
              ---------------
Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Seller or any of the Subsidiaries (or any of their respective directors, officers, employees or agents), or affecting any of the Purchased Assets, pending or, to the knowledge of the Seller Parties, threatened. None of the matters disclosed in Section 5(u) of the Schedule has affected, or could reasonably be expected to affect, the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Section 5(u) of the Schedule, none of the Seller, the Stock Purchase Companies, the Subsidiaries nor any of the Purchased Assets is subject to any Governmental Order (nor, to the knowledge of the Seller Parties, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would likely have a Material Adverse Effect.

          (v) Governmental Authorizations . The Seller, each Stock Purchase
              ---------------------------
Company and each Subsidiary has all licenses and permits issued by Governmental Authorities materially necessary in the conduct of the Purchased Business and, except as disclosed in Section 5(v) of the Schedule, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any thereof and no proceeding is pending or threatened to revoke or limit any thereof. Section 5(v) of the Schedule contains a true, complete and correct list of all the aforesaid governmental licenses and permits, consents, orders, decrees and other compliance agreements, including proposed remediation agreements, arrangements and plans, under which the Purchased Business is operating or bound (or proposed to be operated and bound), and the Seller and each applicable Subsidiary has furnished to the Buyer true, complete and correct copies thereof.

            (w) Labor Relations; Employees . Section 5(w) of the Schedule
                --------------------------
contains a list of the Persons employed as of November 8, 1993, by name and job title in the Purchased Business by the Seller, each Stock Purchase Company and each Subsidiary. The Seller Parties have also heretofore provided to the Buyer a true and complete summary as of February 6, 1994 relating to each employees' base compensation. Except as set forth in
Section 5(w) of the Schedule or as otherwise heretofore disclosed in writing by the Seller Parties to the Buyer, (i) no Seller Party is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Seller, any Stock Purchase Company or any Subsidiary and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Seller, any Stock Purchase Company or any Subsidiary; (ii) there are no unfair labor practice complaints pending or threatened against the Seller, any Stock Purchase Company or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Seller or any Subsidiary; (iii) the Seller, each Stock Purchase Company and each Subsidiary is currently in compliance in all material respects with all applicable Laws relating to the employment of labor; (iv) the Seller, each Stock Purchase Company and each Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with generally accepted accounting principles all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and, to the extent unpaid, the same will be set forth on the Closing Balance Sheet; (v) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the knowledge of the Seller Parties, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by the Seller or any Subsidiary; (vi) none of the Seller, the Stock Purchase Companies or the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (vii) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Seller Parties, threatened with respect to the Seller, any Stock Purchase Company or any Subsidiary; (viii) there is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Seller Parties, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Seller, any Stock Purchase Company or any Subsidiary has employed or currently employs any Person; (ix) the Seller, each Stock Purchase Company and each Subsidiary are in compliance with the requirements of the Americans with Disabilities Act; and (x) the Seller and each Subsidiary are in compliance with the requirements of the Workers Adjustment and Retaining Notification Act ("WARN") and have no Liabilities pursuant to WARN.

            (x) Employee Benefit Matters .
                -------------------------

               (i) Section 5(x) of the Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus pay, stock option, restricted stock, deferred and incentive compensation, supplemental retirement, stock purchase, severance, vacation pay, sick pay or other plans, programs or arrangements, whether funded, insured or self-funded, written or oral to which the Seller, any Stock Purchase Company or any Subsidiary contributes, has an obligation to contribute, maintains or sponsors (the "Benefit Plans"). The Seller, each Stock Purchase Company and each Subsidiary has furnished the Buyer with true and correct copies of (A) all Benefit Plans, (B) each summary plan description and summary of material modification, (C) the most recently filed IRS Form 5500, and (iv) the most recently received IRS determination letter.

             (ii) None of the Benefit Plans which is a "pension plan" (as defined in Section 3(2) of ERISA) (the "Pension Plans") is a "multiemployer plan" as defined in Section 3(37) of ERISA, or is subject to the requirements of Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Seller has not incurred any Liability under Title IV of ERISA including any Liability in connection with the termination, or reorganization of any pension plan subject to Title IV of ERISA, or withdrawal from any multiemployer plan, and no fact or event exists which could give rise to any such Liability. Each Pension Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified, and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of any such Pension Plan. Neither the Seller nor any Subsidiary has not incurred any Liability for any penalty or tax under Sections 4971, 4972, 4975, 4979, or 4980 of the Code or Section 502 of ERISA.

             (iii) All of the Benefit Plans have been maintained in compliance with all provisions of applicable law. In particular, and without limiting the generality of the foregoing, each of the Benefit Plans which is a "welfare plan" (as defined in Section 3(1) of ERISA) ( the "Welfare Plans") has at all times been in compliance with the provisions of Section 4980B of the Code. None of the Welfare Plans provides or promises post-retirement health or life benefits to current employees or retirees of the Seller or any Subsidiary.

             (iv) All contributions, premiums or payments required to be made with respect to any Benefit Plan have been made on or before their due date. All contributions and payments with respect to Benefit Plans that are required to be or have been made by the Seller or any Subsidiary with respect to periods ending on or before the respective dates of the balance sheets included in the Annual Statements and the Interim Statements (including periods from the first day of the current plan or policy year to such dates) are properly accrued thereon or have been properly made, and such payments with respect to periods ending on or before the Closing Date have been, or will be made or accrued before the Closing Date on the books and records of the Seller, each Stock Purchase Company and each Subsidiary, all in accordance with the appropriate plan, actuarial report, collective bargaining agreements, insurance contracts or arrangements or as otherwise required by ERISA or the Code.

             (v) None of the Seller, the Stock Purchase Companies or the Subsidiaries has made any oral or written representations to the employees of the Seller that the Buyer will maintain any Benefit Plan which is similar or any way comparable to those maintained by the Seller, any Stock Purchase Company or any Subsidiary. Each Benefit Plan has at all times complied in all material respects with the applicable requirements of ERISA, the Code and any other applicable law governing such Benefit Plan.

           (y) Client and Agency Franchisee Relations . Section 5(y) of the
               --------------------------------------
Schedule sets forth a list of all current clients of the Seller, the Stock Purchase Companies and the Subsidiaries who account for $1,000,000 or more of gross revenue to the Seller and the Subsidiaries (taken as a whole) during the period from December 31, 1992 through December 31, 1993 (each a "Significant Client"). Except as disclosed in Section 5(y) of the Schedule, neither the Seller nor any Subsidiary has received any notice from any Significant Client, nor is the Seller or any Subsidiary aware, that any Significant Client or any Agency Franchisee has ceased, or will cease, to use the services of the Seller or any Subsidiary, or has substantially reduced, or will substantially reduce, the utilization of such services at any time.

           (z) Suppliers. Except as disclosed in Section 5(z) of the Schedule,
               ---------
none of the Seller, the Stock Purchase Companies or the Subsidiaries has received any notice, nor is the Seller, any Stock Purchase Company or any Subsidiary aware, that any supplier will not sell supplies and other goods or services to the Seller or any Subsidiary at any time after the date hereof on terms and conditions substantially similar to those used in its current sales to the Seller and the Subsidiaries, subject only to general and customary price increases.

           (aa) ARC, IATAN, Etc. To the extent necessary for the conduct of the
                ---------------
Purchased Business, (i) the Seller, the Stock Purchase Companies and the Subsidiaries are members in good standing of and have paid all current obligations to ARC and the International Air Transportation Association Network, and (ii) each of the Seller, the Stock Purchase Companies and the Subsidiaries are in compliance with the Agent Reporting Agreement set forth in the ARC Handbook.

           (bb) Brokers . No Seller Party has, nor have any of their officers,
                -------
directors, stockholders, employees or other agents on its behalf, employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except for such fees, arrangements or commissions as the Seller Parties shall hereby be exclusively responsible for after the Closing.

           (cc) Related Party Transactions . Except (i) as set forth in Section
                --------------------------
5(cc) of the Schedule (which Section of the Schedule is hereby expressly excluded from the exception set forth in Section 5(ff) hereof), (ii) for compensation to regular employees of the Seller, the Stock Purchase Companies and the Subsidiaries, and (iii) purchase money notes listed in Section 2(a)(iii) of the Schedule, no current or former director, officer, employee, partner or stockholder or any Affiliate of the Seller Parties, is a party to any transaction with the Seller, any Stock Purchase Company or any Subsidiary with respect to the Purchased Business (including, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee, partner or stockholder or such affiliate) other than contracts, agreements and arrangements which are or were on terms not less favorable than those otherwise obtainable in arm's length transactions. All contracts, agreements or arrangements referred to in this Section 5(cc) are terminable or cancelable at the Closing without Liability to the Buyer unless such Liability is expressly assumed by the Buyer.

    (dd)  Stock Purchase Companies .
          -------------------------

          (i) Corporate Existence.  Each of the Stock Purchase Companies is a
              -------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each Stock Purchase Company has all requisite corporate power, franchisees, licensees, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Each Stock Purchase Company is qualified to do business as a foreign corporation and is in good standing in each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.

         (ii) Capitalization of the Stock Purchase Companies. The authorized
              ----------------------------------------------
and outstanding capital stock of each of the Stock Purchase Companies is as set forth in Section 5(a) of the Schedule and no other shares of capital stock of any of the Stock Purchase Companies are issued and outstanding. All of the issued and outstanding shares of capital stock of the Stock Purchase Companies have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by any of the Stock Purchase Companies which provide for the purchase, issuance or transfer of any shares of the capital stock of any of the Stock Purchase Companies, nor are there any outstanding convertible securities granted or issued by any of the Stock Purchase Companies, and none is authorized. None of the Stock Purchase Companies is obligated or committed to purchase, redeem or otherwise acquire any of its capital stock. All presently exercisable voting rights in each of the Stock Purchase Companies are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before such Stock Purchase Company's shareholders, and there are no voting trusts or other voting arrangements with respect to any of the Stock Purchase Companies' capital stock.

        (iii) Books and Records. Each of the Stock Purchase Companies keeps its
              -----------------
books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to accurately and fairly reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of each of the Stock Purchase Companies contain complete and accurate records of all of its shareholders' and directors' meetings and of all action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. The stock certificate books and stock transfer ledgers of each of the Stock Purchase Companies are correct and complete and reflect accurately the number of shares of stock held by its shareholders.

              (iv) The Shares. Each of the Seller Parties owns as its property
                   ----------
the number of shares of capital stock in the Stock Purchase Companies as set forth in Section 5(a) of the Schedule attached hereto. Such shares constitute all of the outstanding shares of capital stock of Doug Fox Parking, Inc. and The Fox Travel Institute and 50% of the outstanding shares of capital stock of CMO, Inc. Such shares will at Closing be free and clear of any Lien, adverse claim or encumbrance of any kind whatsoever, and upon Closing, the Buyer will acquire good and marketable title to such shares, free and clear of any Lien, adverse claim, charge or encumbrance. No written or oral agreement or understanding has been made by any of the Seller Parties with respect to the disposition of the shares of capital stock or the Stock Purchase Companies, or any rights therein, in any manner other than by this Agreement, and all of the Seller Parties have full right, power and authority to enter into this Agreement and to sell the shares to be sold by them hereunder.

          (ee)  Disclosure .  Neither this Agreement, the Schedule, the Exhibits
                -----------
     nor any other agreement, document, instrument, certificate or statement furnished to the Buyer by or on behalf of the Seller Parties in connection with the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          (ff)  Rule of Construction .  Except as otherwise expressly provided
                ---------------------
     herein, any disclosures made on any part on the Schedule shall be deemed to have been made on all parts of the Schedule to the extent all such disclosures are adequately cross referenced.


          (gg)  Stock Purchase Company and USTS New York Balance Sheets .  True
                --------------------------------------------------------
     and complete copies of (i) December 31, 1993 balance sheets of each of The Fox Travel Institute, Inc., CMO, Inc. and USTS New York and (ii) a Schedule K-1 on IRS Form 1065 for 1992 for Doug Fox Parking, Inc. have been delivered by the Seller Parties to the Buyer. Such balance sheets (A) were prepared in accordance with the books of account and other financial records of such companies, (B) present fairly the financial condition of such companies as of the dates thereof, (C) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with past practices and (D) include all adjustments that are necessary for a fair presentation of the financial condition of such companies; and USTS New York has no material assets.

          (hh)  Unbooked Receivables .  To the knowledge of any of the Seller
                ---------------------
     Parties, no event has occurred which would materially reduce the revenues of the Seller and the Subsidiaries from Unbooked Receivables.

          (ii) Principal Employees.  Other than as provided for in this
               -------------------
     Agreement, there will be no ongoing relationship or transactions between the Parent and any of the Principal Employees after the Closing Date.

          (jj)  Franchisee Litigation.  To the knowledge of Seller Parties,
                ---------------------
     there are not and have never been any Actions brought by any Agency Franchisee against the Seller Parties (or any of their respective directors, officers, employees or agents).

          (kk)  Parent Cash Advance Amount.  The Parent Cash Advance Amount is
                --------------------------
     $1,400,000.

     6.   Representations and Warranties of the Buyer.  As an inducement to the
          -------------------------------------------
Seller Parties to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller Parties as follows:

          (a) Organization; Good Standing; Qualification and Power. The Buyer
              ----------------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to be conducted after the Closing, to execute and deliver this Agreement, to perform its respective obligations hereunder, and to consummate the transactions contemplated hereby.

          (b) Authority. The execution, delivery and performance of this
              ---------
Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer, and this Agreement is, and the instruments of assumption to be executed and delivered by the Buyer to the Seller at the Closing will each be, a valid and binding obligation enforceable against the Buyer in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally). Neither the execution, delivery and performance of this Agreement or such instruments nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any provision hereof or thereof, will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of the Buyer, (ii) cause a breach or default (or give rise to any right of termination, cancellation or acceleration upon any of the assets or properties of the Buyer) under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument or agreement to which the Buyer is materially bound or (iii) violate any Law, writ, judgment, injunction or decree materially applicable to the Buyer or any of its assets or properties or (iv) cause or give any Person grounds to cause (with or without notice, the passage of time or both) the maturity of any obligations of the Buyer to be accelerated or increased.

          (c) Consents. Except as set forth on Section 6(c) of the Schedule, no
              --------
consent or approval by, or any notification of or filing with any Person (governmental or private) is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any instrument of assumption herein referred to or its consummation of the transactions contemplated hereby or thereby which has not been obtained.

          (d) Litigation. Except as disclosed in a writing given to the Seller
              ----------
by the Buyer prior to the Closing Date, no claim, action, proceeding or investigation is pending or, to the knowledge of the Buyer,threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Buyer's ability to consummate, the transactions contemplated by this Agreement.

          (e) Brokers. The Buyer has not, nor have any of its officers,
              -------
directors, stockholders, employees or other agents on its behalf, employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except for such fees, arrangements or commissions as the Buyer shall hereby be exclusively responsible for after the Closing.

          (f) Airlines Reporting Corporation.  Buyer knows of no reason why ARC
              ------------------------------
would reject a change in ownership application (according to the instructions contained in the ARC Handbook) on the basis of either Buyer's corporate structure or its owners, officers or directors.

          (g) Investment Representation. Buyer is acquiring the capital stock of
              -------------------------
the Stock Purchase Companies owned by the Seller Parties for its own account for investment and not with a view to the resale or distribution thereof.

7.        [SECTION 7 INTENTIONALLY OMITTED]

8.        [SECTION 8 INTENTIONALLY OMITTED]

9.        Post-Closing Agreements of the Parties.
          --------------------------------------

          (a) Purchase Price Adjustments. The Purchase Price payable pursuant to
              --------------------------
Section 4 hereof shall be subject to adjustment after Closing based upon the determination of (1) the Seller's Tangible Net Worth as of February 28, 1994, as set forth in the Closing Balance Sheet, (2) the aggregate amount of Receivables initially assigned to Buyer hereunder which are reassigned to the Seller and the Subsidiaries and (3) any excess reserve for bad debts to be paid to the Seller by the Buyer, in each case in accordance with the provisions of this Section 9(a). For purposes hereof, the parties hereto agree that the following procedures shall apply in connection with the adjustment of the Purchase Price:

              (i) Within thirty days following the Closing, the Buyer shall deliver to the Parent a certification of Tangible Net Worth calculated in accordance with Section 4(c) hereof, attested to by the Chief Financial Officer of the Buyer, setting forth the Seller's Tangible Net Worth as of the close of business on February 28, 1994. To the extent that the aggregate amount of such Tangible Net Worth shall exceed the sum of $2,000,000, the Buyer shall be obligated to pay to the Seller upon acceptance by the Parent of the Closing Balance Sheet pursuant to Section 4(c) hereof the net excess of such amount as an increase in the Purchase Price, plus interest accrued thereon at the Interest Rate from the Closing Date. In the event that the Tangible Net Worth as reflected in such computation shall be less than $2,000,000, such deficient amount (computed as aforesaid) shall be reflected as a reduction in the Purchase Price and the Buyer shall reduce by such amount (together with interest thereon at the Interest Rate from the closing Date) the Holdback Amount, otherwise payable to Seller pursuant to Section 4(b) above; provided, however, that in the event that such reduction in the Purchase Price exceeds the Holdback Amount, such excess, plus interest accrued thereon at the Interest Rate from the Closing Date shall be promptly paid by the Seller Parties to the Buyer. In connection with the delivery and acceptance of the Closing Balance Sheet as provided for in Section 4(c) hereof, when the determination of Tangible Net Worth becomes final and binding any payment due to the Seller Parties or the Buyer, as the case may be, pursuant to this Section 9(a)(i) shall be payable by wire transfer of the appropriate sum to an account designated by the Seller or the Buyer, as the case may be, not later than the fifth day following the final and binding determination of the Seller's Tangible Net Worth.


              (ii) To the extent that any Receivables of the Seller or any Subsidiary set forth on the Closing Balance Sheet shall remain uncollected by the Buyer for a period of 120 days after the Closing Date (or such later permitted date for collection by the Buyer of such Receivables as specified in
Section 9(a)(ii) of the Schedule), and after giving effect to the application of reserves established on an aggregate (and unallocated) basis with respect to such uncollected Receivables by the Buyer in the Closing Balance Sheet, such uncollected Receivables shall be reassigned by the Buyer to the Seller and, concurrently with such reassignment, the Seller shall refund to the Buyer the amount of such uncollected Receivables (being the then current balance thereof, net of any remaining reserve for bad debts) on the date of such reassignment by wire transfer of funds to such account as shall be designated by the Buyer (which refund shall be reflected as an adjustment to the Purchase Price). To the extent the reserve for bad debts exceeds the amount of such uncollected Receivables, such excess shall be paid by the Buyer to the Seller. Thereafter, the Buyer agrees to use its reasonable efforts to cooperate with the Seller and its representatives in connection with the Seller's efforts to collect such Receivables. In addition, in respect of Receivables assigned by the Seller to the Buyer pursuant to Section 2(a)(ii) hereof (and regardless of whether such Receivables are thereafter reassigned to Seller pursuant to this Section 9(a)(ii)), the Buyer agrees that (A) the Buyer shall use its reasonable efforts to promptly collect payment of all Receivables after Closing and (B) all post-Closing payments made to the Buyer by any Person having any obligation with respect to such Receivables shall, in the absence of instructions from customers, be applied by the Buyer for the benefit of the Seller in respect of such Receivables in the order of the earliest date of invoice. Notwithstanding anything else contained herein to the contrary, the Buyer shall have no right to compromise or modify Receivables (other than to apply reserves) prior to the reassignment of any thereof.

          (b) Allocation of Proceeds.  In the event the Buyer, the Seller or any
              ----------------------
Subsidiary receives any checks or other remittances after the date of Closing, the proceeds of which relate to income which is partly the property of the Buyer and partly the property of the Seller or any Subsidiary pursuant to the provisions of any subsection of this Section 9, the party receiving such checks shall endorse and deposit such checks and promptly remit to the other party its share of such proceeds, together with a description of the source and allocation of each such remittance.

          (c) Obligations of the Seller and the Subsidiaries . The Seller and
              ----------------------------------------------
each Subsidiary hereby agree that they shall pay or discharge all Liabilities incurred by the Seller Parties which relate to the Purchased Assets which are not Assumed Obligations or Additional Assumed Obligations.

          (d) Sales Taxes. The Seller shall pay any sales, use or other similar
              -----------
transfer taxes payable in connection with the transfer of Purchased Assets pursuant to this Agreement and shall timely file all required tax returns with respect thereto. Copies of all such returns shall be submitted to Buyer within 10 days after filing such returns.

          (e) Employees.  Except as excluded pursuant to Section 3(b), in
              ---------
connection with the consummation of the transactions contemplated hereby, the Buyer agrees that it or one of its Affiliates will, subsequent to Closing, honor all agreements, contracts, policies or arrangements of the Seller and its Subsidiaries providing generally for benefits to its employees associated with the Purchased Business (excluding Benefit Plans, in respect of which Buyer agrees to provide substantially equivalent benefits under Buyer or Affiliate plans to all such employees after Closing) to the extent that such benefits are accrued for and set forth on the Closing Balance Sheet and constitute Assumed Obligations or Additional Assumed Obligations, and that all current employees of the Seller and the Subsidiaries associated with the Purchased Business will be offered employment with Buyer or its affiliates on terms substantially equivalent to those in effect for such Persons on the date of Closing. Buyer reserves the right at anytime after the Closing to change its employment policies, including, but not limited to, employee benefit policies.

          (f) Name Changes.  The Seller and its Subsidiaries agree that promptly
              ------------
following the Closing, they shall take all actions reasonably necessary to change the names of such entities to names not resembling their present names in order to permit the Buyer or any of its Affiliates to use the corporate names or trade names of the Seller and the Subsidiaries or any variant thereof. In addition, the Seller and the Subsidiaries shall discontinue the use by such entities of corporate names, trade names, trade marks and other Intellectual Property transferred to the Buyer pursuant to the terms of this Agreement.

          (g) Additional Post-Closing Adjustments. In the event that any of the
              -----------------------------------
Purchased Assets to be sold, transferred, conveyed or assigned pursuant to
Section 2 hereof are not effectively transferred or assigned to the Buyer for any reason whatsoever ("Unassigned Assets") or the Seller Parties are not able to obtain the benefit of a particular Purchased Asset for the Buyer pursuant to
Section 2(f) hereof, then, unless otherwise previously agreed in writing by the parties, upon the written request of the Buyer to the Seller Parties, the parties hereto agree to negotiate in good faith to compute the net present value of the benefit foregone by the Buyer as a result of its inability to use the such Unassigned Assets (the "Lost Value"). In the event that the parties hereto cannot agree as to the Lost Value of the Unassigned Assets in question within thirty days of the Buyer's written request described in this
Section 9(g), then the parties shall submit the matter to dispute resolution in accordance with the procedure set forth in Section 12(f) hereof. The determination pursuant to Section 12(f) shall be final and binding upon all of the parties hereto. The amount of Lost Value as determined by the parties or by the arbitrator shall be paid by the Seller Parties to the Buyer within five business days of such determination in immediately available funds by certified check or wire transfer pursuant to instructions supplied by the Buyer to the Seller Parties.

          (h) Other Taxes. Except as otherwise provided in this Agreement, (i)
              -----------
the Seller Parties shall be responsible for and pay all Taxes levied or imposed upon, or in connection with, the Purchased Assets or the conduct or operation of the Purchased Business on or before the Closing Date (including, without limitation, any obligation to contribute to the payment of a Tax determined on a combined, consolidated or unitary basis with respect to a group of corporations that includes or included the Seller, the Stock Purchase Companies or the Subsidiaries and any federal or other income Taxes resulting from any gain or other income recognized by the Seller Parties, the Seller, the Stock Purchase Companies, or the Subsidiaries or any other member of the Seller Parties' affiliated group in connection with the transactions contemplated by this agreement or a Code Section 338 election or a deemed Code Section 338 election), except for any Taxes assumed by the Buyer pursuant to Section 3(a)(i)(B) of this Agreement (which shall not include any (x) federal or state income taxes or (y) sales, use or similar transfer taxes due as a result of the transfer of the Purchased Assets hereunder); (ii) the Buyer shall be responsible for and pay all Taxes levied or imposed, upon, or in connection with, the Purchased Assets or the conduct or operation of the Purchased Business after the Closing Date; and
(iii) the Seller Parties and Buyer will each be responsible for their own income and franchise Taxes, if any, arising from the transactions contemplated by this Agreement except as provided in 9(h)(i) above.

          (i) Tax Returns. The Seller Parties shall be responsible for the
              -----------
timely filing (taking into account any extensions received from the relevant Tax authorities) of all Tax returns required by Law to be filed in respect of the Purchased Assets or the Purchased Business on or prior to the Closing Date. All Taxes indicated as due and payable on such returns shall be paid or will be paid by the Seller Parties as and when required by Law, except for such Taxes as may be contested by the Seller Parties in good faith and by appropriate proceedings. The Buyer shall timely file (taking into account any extensions received from the relevant Tax authorities) all Tax returns required by law to be filed in respect of the Purchased Business or the Purchased Assets after the Closing Date, it being understood that all Taxes indicated as due and payable on such returns shall be paid or will be paid by the Buyer as and when required by Law, except for such taxes as may be contested by the Buyer, in good faith and by appropriate proceedings. Parent will include the income of the Seller, the Stock Purchase Companies and the Subsidiaries (including any deferred income triggered into income by Reg. (S) 1.1502-13 and Reg. (S) 1.1502-14 and any excess loss accounts taken into income under Reg.

(S) 1.1502-19) on the Parent consolidated federal income returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. The income of the Stock Purchase Companies will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Stock Purchase Companies as of the end of the Closing Date.

          (j) Miscellaneous Tax Provisions. Except as otherwise provided in
              ----------------------------
this Agreement, any interest and penalties arising in connection with Taxes due under this Section 9 shall be the responsibility of the party required to timely file correct Tax returns concerning such Taxes. Control of any legal or administrative proceedings concerning any such Taxes, and entitlement to any refunds or awards with respect to any such Taxes, shall rest with the party responsible for payment therefor under this Section 9 (without regard to any other Section of this Agreement); provided, however, that, with respect to Taxes
                                  --------  -------
that must be combined or joined with one or more other Tax issues which one party desires to contest, except in the case of income, ad valorem, personal property or franchise Taxes, control of such proceedings shall rest with the party having the larger amount of Taxes in dispute, and the party in control may not adjust, compromise or settle Taxes which are contested by or on behalf of the other party without the consent of the other party. Notwithstanding the existence of any contracts, agreements, or intercompany account systems under which any of the Seller, the Stock Purchase Companies, or the Subsidiaries has, or may at any time in the future have, an obligation to contribute to the payment of any portion of a Tax (or pay any amount calculated with reference to any portion of a Tax) determined on a consolidated, combined, or unitary basis with respect to an affiliated group or other group of corporations of which any of the Seller, the Stock Purchase Companies, or the Subsidiaries is or was a part, neither the Parent nor any other member of Parent's affiliated group shall be entitled to recover any amounts from any of the Buyer, the Stock Purchase Companies, or the Subsidiaries under any such arrangement on or after the Closing Date.

          (k) Delivery of Property Received After Closing.  From and after the
              -------------------------------------------
Closing, the Seller Parties shall promptly transfer and deliver, or cause to be transferred and delivered, to the Buyer, from time to time, all Purchased Assets that were not delivered or transferred to the Buyer at or prior to the Closing and cash and other property of the Buyer that the Seller Parties or any of their Affiliates may receive relating to the Purchased Business as conducted after the Closing. From and after Closing, the Buyer shall promptly transfer and deliver, or cause to be transferred and delivered, to the Seller Parties, from time to time, all Excluded Assets that are received by the Buyer or any of its Affiliates and cash and other property of the Seller Parties that the Buyer or any of its Affiliates may receive relating to the Purchased Business as conducted after the Closing.

          (l) Unpaid Expenses. (i) If the Seller Parties fail to pay or cause to
              ---------------
be paid at or prior to the Closing, or thereafter when due and payable, any Liabilities (other than the Assumed Liabilities) incurred by the Seller Parties or any of their Affiliates in connection with any of the Purchased Assets or the Purchased Business (except as contested in good faith), the Buyer may itself make or cause to be made, such payment, in which case the Seller Parties shall upon demand reimburse the Buyer for the amount of such payment and the amount of its reasonable expenses incurred in connection with such payment or (ii) if the Buyer fails to pay or cause to be paid any Assumed Obligations when due and payable (except as such may be contested in good faith), the Seller Parties may themselves make or cause to be made, such payment, in which case the Buyer shall upon demand reimburse the Seller Parties for the amount of such payment and the amount of its reasonable expenses incurred in connection with such payment.

          (m) Other Unpaid Liabilities.  In order to protect Buyer from any
              ------------------------
Liability whatsoever to any Person to whom any Liability (other than an Assumed Obligation or an Additional Assumed Obligation) remains owing by the Seller or any of the Subsidiaries following the Closing, the Parent agrees with Buyer that the Parent will pay when liquidated and due any and all such remaining Liabilities of the Seller or any of the Subsidiaries.


10.       Confidential Information; Non-Competition by the Seller Parties.
          ---------------------------------------------------------------


          (a) Non-Disclosure. The Seller Parties acknowledge that the Buyer
              --------------
would be irreparably damaged if the Seller Parties' confidential knowledge of the Purchased Business were disclosed to or utilized on behalf of others in competition in any material respect with the Purchased Business as the same is being sold to the Buyer; accordingly, each of the Seller Parties agrees that it will not and will use its reasonable best efforts to require (i) its Affiliates, employees, officers and directors, and (ii) agents and consultants not to disclose any confidential or proprietary information relating to the Purchased Assets or the Purchased Business to any Person, or make use of any such confidential or proprietary information for its own purpose or for the benefit of any Person, except the Buyer. For the purpose of this Section, the term "confidential or proprietary information" shall mean all non-public information which is known to the Seller Parties or to their respective agents and consultants which relates to matters such as pricing information. Notwithstanding the foregoing the Seller Parties may use confidential or proprietary information with respect to Excluded Assets.

          (b) Non-Competition. Each of the Seller Parties hereby acknowledges
              ---------------
and recognizes the highly competitive nature of the business of the Seller and the Subsidiaries and accordingly agrees that, in consideration of the premises contained herein and the substantial economic benefit that the Seller Parties will receive upon consummation of the transactions contemplated hereby, and to induce the Buyer to enter into this Agreement, it will not, throughout North America, from and after the Closing until the fifth anniversary thereof (i) directly or indirectly engage in any Competitive Business (as hereinafter defined), whether such engagement shall be as an employer, owner, partner, co-venturer, shareholder or other participant in any Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or (iii) induce or otherwise solicit or attempt to induce or solicit employees of the Buyer to terminate their employment with the Buyer or engage in any Competitive Business. As used in this Section, "Competitive Business" shall mean and include any business which, directly or indirectly, is involved in the same or substantially similar businesses to that of the Purchased Business. The parties hereto further acknowledge that (i) the scope and duration of the foregoing covenants are reasonable under the circumstances and have been the subject of significant negotiation among the parties hereto and their respective counsel and (ii) no specific allocation of Purchase Price has been made to this agreement contained in this Section 10(b). The foregoing restriction shall not prohibit the Seller Parties from (x) owning or acquiring up to 10% of the outstanding equity securities of any publicly held company as a passive investor not involved directly or indirectly in the management of such entity or (y) acquiring of an entity where the above described Competitive Business is either an immaterial part of the business of such entity.

       (c)  Savings Clause; Extraordinary Relief. It is the desire and intent of
            ------------------------------------
the parties that the provisions of this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 10 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision of this Section 10 in the particular jurisdiction in which such adjudication is made. In addition, in the event of a breach or threatened breach of this Section 10, the Buyer shall be entitled to an injunction restraining it or them, as the case may be, from such breach.

11.  Indemnification.
     ---------------

       (a)  Indemnification by the Seller Parties.  The Seller Parties jointly
            --------------------------------------
and severally shall indemnify, defend and save the Buyer, and its officers, directors, affiliates, employees, shareholders, agents, attorneys, controlling persons, successors, predecessors and assigns (collectively, the "Buyer Indemnified Persons"), and each of them, harmless from, against, for and in respect of the following (collectively "Buyer Losses"):

          (i) any and all Liabilities relating to any of the Purchased Business or Purchased Assets, which arose or were incurred on or before the Closing Date, or which are based on events occurring on or before the Closing Date, notwithstanding that the date on which the claim, demand or Liability arose is after the Closing Date (regardless of whether the existence of any such Liability (x) is or was at any time known to the Buyer or (y) constitutes or does not constitute a breach of any representation or warranty of any of the Seller Parties), other than the Assumed Obligations and the Additional Assumed Obligations;

         (ii) any and all damages, losses, Actions or causes of action sustained or suffered by the Buyer Indemnified Persons, or any of them, with respect to the existence of any liability covered by Section 11(a)(i) above;

         (iii) any and all damages, losses, Liabilities, Actions or causes of action sustained or suffered by the Buyer Indemnified Persons, or any of them, with respect to any of the Excluded Obligations;

         (iv) any and all damages, losses, Liabilities, Actions or causes of action sustained or suffered by the Buyer Indemnified Persons, or any of them, arising from a breach of any representation or warranty of the Seller Parties contained in or made pursuant to this Agreement or any instrument of transfer or conveyance or other document delivered by the Seller Parties hereunder;

          (v) any and all damages, losses, Liabilities, Actions or causes of action sustained or suffered by the Buyer Indemnified Persons, or any of them, and arising from a breach of any covenant or agreement of the Seller Parties contained in or made pursuant to this Agreement or any instrument of transfer or conveyance delivered by the Seller Parties hereunder;

         (vi) any and all damages, losses, Liabilities, Actions or causes of action sustained or suffered by the Buyer Indemnified Persons, or any of them, as a result of non-compliance by the Seller Parties with any tax clearance requirements (including Liabilities required to be discharged in connection therewith) or the provisions of the "bulk sales laws" of any state or foreign jurisdiction which may be applicable to the transactions contemplated hereby;

        (vii) any and all damages, losses, Liabilities, Actions or causes of action sustained or suffered by the Buyer Indemnified Persons, or any of them, as a result of non-compliance by the Seller or the Subsidiaries with the provisions of the franchise laws of any state or foreign jurisdiction which may be applicable to the transactions contemplated hereby in respect of any act, event or occurrence which transpired or occurred at or prior to the Closing;

       (viii) any and all Liabilities for or in respect of claims for brokerage or finders' fees arising out of this Agreement or the transactions contemplated hereby by any Person who was or claims to have been engaged by the Seller Parties; and

         (ix) any and all Liabilities for or in respect of sales, use or similar transfer taxes payable in connection with the transactions contemplated hereby;

          (x) any and all Liabilities, Actions or causes of action sustained or suffered by the Buyer Indemnified Persons, or any of them, with respect to the failure to obtain the consent of any Person to the assignment to the Buyer of any lease or any other contract relating to the Purchased Business;

         (xi) any and all Liabilities, Actions or causes of action sustained or suffered by the Buyer, Indemnified Persons, or any of them, with respect to any claim by any Person that any of the transactions effected pursuant to or in connection with this Agreement constituted a fraudulent conveyance or fraudulent transfer;

        (xii) any and all Liabilities for or in respect of Taxes that are the responsibility of the Seller Parties pursuant to Section 9 of this Agreement; and

         (xiii) any and all reasonable costs and expenses (including reasonable attorneys', accountants' and other professional fees and expenses) incurred by the Buyer Indemnified Persons, or any of them, in connection with any Action, demand, claims, assessment or judgment incident to any of the matters indemnified against under Sections 11(a)(i) through (xii) hereof.

     No demand, Action or cause of action shall be brought against the Seller Parties under or pursuant to Section 11(a)(iv) after the Survival Date, except with respect to breaches as to which the Buyer Indemnified Persons, or any of them, at any time prior to the Survival Date, shall have given the Seller Parties written notice, with reasonable specificity, of the existence of any such demand, Action or cause of action under this Agreement.

     (b) Indemnification by the Buyer .  The Buyer shall indemnify, defend and
         -----------------------------
save the Seller Parties and their respective officers, directors, affiliates, employees, shareholders, agents, attorney, controlling persons, successors, predecessors and assigns (collectively, the "Seller Indemnified Persons") harmless from, against, for and in respect of the following (collectively, "Seller Losses"):


         (i)  the Assumed Obligations and the Additional Assumed Obligations;

         (ii) any and all damages, losses, Liabilities, Actions or causes of action sustained or suffered by the Seller Indemnified Persons, or any of them, and arising from a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement or any instrument of assumption or agreement or other document delivered by the Buyer hereunder;

         (iii) any and all damages, losses, Liabilities, Actions or causes of action sustained or suffered by the Seller Indemnified Persons, or any of them, and arising from a breach of any covenant or agreement of the Buyer contained in or made pursuant to this Agreement or any instrument of assumption delivered by the Buyer hereunder;

         (iv) any and all Liabilities for or in respect of claims for brokerage or finders' fees arising out of this Agreement or the transactions contemplated hereby by any Person who was or claims to have been engaged by the Buyer;

         (v) any and all Liabilities for which a claim is made against the Seller Parties by ARC arising out of transactions processed (or which should have been processed) through the ARC settlement system after February 28, 1994, provided that with respect to Liabilities arising out of transactions processed (or which should have been processed) prior to the Closing Date, such Liabilities arose in the ordinary course of business consistent with past practices and in compliance with the ARC Handbook; or

         (vi) any and all reasonable costs and expenses (including reasonable attorneys', accountants' and other professional fees and expenses) incurred by the Seller

Indemnified Persons, or any of them, in connection with any Action, demand, claim, assessment or judgment incident to any of the matters indemnified against under Sections 11(b)(i) through (v) hereof.

     (c) Third Party Claims .  The obligations and liabilities of the
         -------------------
indemnifying persons hereunder with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (i) The indemnified persons shall give prompt written notice to the indemnifying persons of any assertion of liability by a third party which might give rise to a claim by the indemnified persons against the indemnifying persons based on the indemnity agreements contained in Sections 11(a) or 11(b) hereof, stating the nature and basis of said assertion and the amount thereof, to the extent known.

         (ii) In the event any action, suit or proceeding is brought against the indemnified persons, with respect to which the indemnifying persons may have liability under the indemnity agreements contained in Sections 11(a) or 11(b) hereof, the action, suit or proceeding shall, upon the written agreement of the indemnifying persons that they are obligated to indemnify under the indemnity agreements contained in Sections 11(a) or 11(b) hereof, be defended by, or any claim administered pursuant to the direction of, (including all proceedings on appeal or for review which counsel for the defendant shall deem appropriate) the indemnifying persons. The indemnified persons shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified persons unless (x) the employment of such counsel shall have been authorized by the indemnifying persons in writing in connection with the defense of such action, suit or proceeding, (y) the indemnifying persons shall not have agreed, promptly after the notice to them provided in subsection (i) above, that they are obligated to indemnify under the indemnity agreements contained in Sections 11(a) or 11(b) hereof or (z) such indemnified person shall have reasonably concluded on the advice of such indemnified person's legal counsel that (a) such action, suit or proceeding involves to a significant extent matters beyond the scope of the indemnity agreements contained in Sections 11(a) or 11(b) hereof, or (b) there may be defenses available to it (or them) which are different from or additional to those available to the indemnifying persons, in any of which events the indemnifying persons shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified persons and that portion of such fees and expenses reasonably related to matters covered by the indemnity agreements contained in Sections 11(a) or 11(b) hereof shall be borne by the indemnifying persons; provided, however, that in the case of clause (ii)(z)
                      --------  -------
above, the fees of such counsel shall be paid by the indemnifying party only to the extent they relate to such different or additional defenses. The indemnified persons shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not they are so represented. The indemnifying persons shall make available to the indemnified persons and their attorneys and accountants all books and records of the indemnifying persons relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

           (iii) The indemnifying persons shall not make any settlement of any claims (except for settlements which involve only the payment of money) without the written consent of the indemnified persons, which consent shall not be unreasonably withheld.

   (d)   Stipulated Amount .  Notwithstanding anything contained in Sections
         ------------------
11(a) and 11(b) hereof to the contrary, no indemnifying person shall have any obligation to indemnify any indemnified person pursuant to Sections 11(a)(i), 11(a)(ii), 11(a)(iv) 11(a)(vii), 11(a)(xii) (to the extent applicable to Sections 11(a)(i), 11(a)(ii), 11(a)(iv) or 11(a)(vii)), 11(b)(ii) and 11(b)(vi)
(to the extent applicable to Section 11(b)(ii)) hereof, unless and until the Buyer and the Buyer Indemnified Persons or the Seller and the Seller Indemnified Persons, as the case may be, shall have incurred Buyer Losses or Seller Losses, as the case may be, in an aggregate amount in excess of $500,000 (the "Stipulated Amount"), whereupon the indemnified persons shall be entitled to indemnification under Section 11(a) or 11(b) hereof from the indemnifying party for the aggregate amount of all such Buyer Losses or Seller Losses, as the case may be, without regard to the Stipulated Amount.

   (e)   Survival .  All representations and warranties contained in this
         ---------
Agreement and the indemnities herein contained in Section 11(a)(iv) hereof with respect thereto shall survive the Closing hereunder until the second anniversary of the date hereof regardless of any investigation made at any time with respect to any of the foregoing or any information the parties may have with respect thereto, at which time such representations and warranties shall expire and be terminated and extinguished. The foregoing notwithstanding, the representations and warranties made in the following sections of this Agreement and the indemnities herein contained with respect thereto shall survive as follows: as to (i) Sections 5(b) (except 5(b)(iii)), 5(d), 5(e), 5(f), and 5(g) they shall survive without limitation and as to (ii) Sections 5(a), 5(b)(iii), 5(n), 5(o), 5(q), 5(w) and 5(x) they shall survive until the end of the applicable statute of limitations. The last date on which any such representation or warranty shall survive in accordance with the preceding provisions of this Section 11(e) is referred to herein as the "Survival Date."

12.   Miscellaneous.
      -------------

   (a)   Expenses .  Except as otherwise provided herein, the Seller Parties
         ---------
shall bear their own costs and expenses including brokerage incurred in connection with this Agreement and the transactions contemplated hereby. Except as otherwise provided herein, the Buyer shall bear its own costs and expenses including brokerage incurred in connection with this Agreement and the transactions contemplated hereby.

   (b)   Binding Effect; Assignment by the Buyer; Survival .  This Agreement
         --------------------------------------------------
shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by the Seller Parties. The Buyer may assign its rights under this Agreement to any Affiliate of the Buyer, provided, however; that the Buyer shall remain primarily liable with respect to its obligations hereunder. Unless specifically provided in this Agreement to the contrary, the provisions of this Agreement shall survive the Closing.

   (c)   Entire Agreement; Amendments .  This Agreement and the other writings
         -----------------------------
referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended or changed only by a written instrument duly executed by each of the parties hereto.

   (d)   Public Announcements .  Except as required by Law, neither Parent nor
         ---------------------
Buyer shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

   (e)   Severability .  If any term or other provision of this Agreement is
         -------------
invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

   (f)   Dispute Resolution .  In the event that any dispute between the Seller
         -------------------
Parties, or any of them, on one hand, and Buyer, on the other hand arises concerning any matter pertaining to this Agreement or the transactions contemplated herein, the parties shall first endeavor, in good faith, to promptly resolve the dispute through informal negotiation. If the parties are unable to resolve such dispute within a ten (10) day period (or such other period as the parties may agree in writing), the parties shall submit the matter to the Atlanta office of Judicial Arbitration & Mediation Services, Inc. ("JAMS") for binding resolution by a private judge affiliated with JAMS (which judge shall be selected by the parties or, if the parties are unable to agree, by JAMS). JAMS shall arrange the following matters, taking into account the nature of the dispute and the parties' interest in resolving all disputes fairly, quickly, and efficiently:

       (i) Only in the event the parties cannot agree, the alternative dispute resolution proceeding to be conducted;

      (ii) The date, time, and location of the proceeding, and the filing of the prehearing positions statements; and

               (iii) The names of the parties who shall attend the proceeding and, if appropriate, the names of any representatives of the parties who shall attend the proceeding.

     Discovery in the forms permitted by the Federal Rules of Civil Procedure then in effect shall be allowed in connection with such proceeding to the extent consistent with the purpose of the proceeding and as allowed by the judge conducting the proceeding. Such judge is authorized to render awards of monetary damages, direction to take or refrain from taking action, or both. Judgment upon the award rendered in any such proceeding may be entered in any court of competent jurisdiction, or application may be made to such court for judicial acceptance and enforcement of the award and direction. Any such award or direction shall be binding on the parties to the proceeding and final, except that for appeals on the grounds that the award or direction were obtained through fraud. Such proceeding shall be confidential and, except if a special trial proceeding is held, no stenographic or other record need be made of any such proceeding other than a memorandum of understanding setting forth the elements of any settlement or award reached.

   (g)   Attorneys' Fees .  If any legal action or other proceeding is brought
         ----------------
for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

   (h)   Further Action .  Each of the parties hereto shall use all reasonable
         ---------------
efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

   (i)   Headings .  The section and paragraph headings contained in this
         ---------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   (j)   Notices .  All notices, claims, certificates, requests, demands and
         --------
other communications hereunder will be in writing and will be deemed to have been duly given if delivered personally, on the day of such delivery, or if mailed, three days after being mailed (by registered or certified mail, postage prepaid) as follows:

         If to the Buyer, to:

                   MTH Acquisition Corp.
                   1401 Rockville Pike, Suite 300
                   Rockville, Maryland 20852

                   Attention:  President

         If to the Seller Parties, to:

                   PS Group, Inc.
                   4370 La Jolla Village Drive
                   Suite 1050
                   San Diego, California 92122

                   Attention:  President

or to such other address as the Person to whom notice is to be given may have furnished to the other in writing in accordance herewith.

     (k)   Counterparts .  This Agreement may be executed in any number of
           -------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     (l)   Governing Law .  This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of Delaware applicable to contracts made and performed therein.

     (m)   Pronouns; Construction .  Any reference to the masculine gender shall
           -----------------------
be deemed to include the feminine and neuter genders unless the context otherwise requires. All references in this Agreement to "including" or "included" or any variation thereto shall be deemed to be followed by "without limitation" whether or not so expressed.

     (n)   Waivers .  Any party to this Agreement may, by written notice to the
           --------
other parties hereto, waive any provision of this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     (o)   Third Parties .  Nothing herein expressed or implied is intended or
           --------------
shall be construed to confer upon or give to any person other than the parties hereto and their successors or permitted assigns, any right or remedies under or by reason of this Agreement.
                                       *

                                       *

                                       *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                       THE BUYER:
                                       ---------

                                       MTH ACQUISITION CORP.



                                       By: /s/ Murray T. Holland
                                          --------------------------
                                            Name:  Murray T. Holland
                                                   -----------------
                                            Title:    President
                                                   -----------------



                                       THE PARENT:
                                       ----------

                                       PS GROUP, INC.



                                       By: /s/ George M. Shortley
                                          -----------------------
                                           Name:  George M. Shortley
                                                  ------------------
                                           Title:    President
                                                  -------------

                                     THE SELLER:
                                     ----------

                                     USTRAVEL SYSTEMS INC.



                                     By: /s/ Ralph Manaker
                                         ------------------
                                         Name:  Ralph Manaker
                                               ---------------
                                         Title:    President
                                               -------------



                                     THE SUBSIDIARIES:
                                     ----------------

                                     USTS NORTHWEST, INC.



                                     By: /s/ Ralph Manaker
                                        ------------------
                                        Name:  Ralph Manaker
                                             ---------------
                                        Title:    President
                                               -------------



                                     USTS SOUTHWEST, INC.



                                     By: /s/ Ralph Manaker
                                         ------------------
                                         Name:  Ralph Manaker
                                              ---------------
                                         Title:    President
                                                -------------



                                     USTS AFFILIATE CORPORATION



                                     By: /s/ Ralph Manaker
                                         ------------------
                                         Name:  Ralph Manaker
                                              ---------------
                                         Title:    President
                                                -------------

                                     USTS NORTHEAST, INC.



                                     By: /s/ Ralph Manaker
                                        ------------------
                                        Name:  Ralph Manaker
                                             ---------------
                                        Title:    President
                                               -------------



                                     USTS SOUTHEAST, INC.



                                     By: /s/ Ralph Manaker
                                        ------------------
                                        Name:  Ralph Manaker
                                             ---------------
                                        Title:    President
                                               -------------



                                     USMOTIVATION, INC.



                                      By: /s/ Ralph Manaker
                                         ------------------
                                         Name:  Ralph Manaker
                                              ---------------
                                         Title:    President
                                               -------------